                                                                   EXHIBIT 10.10


                               AGREEMENT OF LEASE

                                    between


                             MSGW MADISON, L.L.C.,

                                    Landlord


                                      and

                         LOGICAL DESIGN SOLUTIONS, INC.

                                     Tenant


                               131 MADISON AVENUE
                             MORRISTOWN, NEW JERSEY

                                TABLE OF CONTENTS
                                -----------------

                                                                   PAGE
                                                                   ----
Preamble (Basic Provisions and Definitions)...........................1
1.       Demised Premises, Term, and Purpose..........................3
2.       Rent.........................................................4
3.       Operating Expenses and Real Estate Taxes.....................5
4.       Completion of Improvements and Commencement
           of Rent...................................................11
5.       Covenants as to Condition of Demised Premises and
         Compliance with Laws........................................13
6.       Tenant Improvements, Alterations, and Installations.........13
7.       Various Negative Covenants by Tenant........................14
8.       Various Affirmative Covenants by Tenant.....................15
9.       Building Directory..........................................15
10.      Casualty and Insurance......................................15
11.      Indemnification.............................................18
12.      Non-Liability of Landlord...................................19
13.      Remedies and Termination Upon Tenant Default................19
14.      Remedies Cumulative; Non-Waiver by Landlord.................20
15.      Services; Electric Energy...................................21
16.      Subordination...............................................23
17.      Curing Tenant's and Landlord's Defaults.....................23
18.      Notices.....................................................24
19.      Quiet Enjoyment.............................................25
20.      Security Deposit............................................25
21.      Inspection and Entry by Landlord............................26
22.      Brokerage...................................................26
23.      Parking.....................................................26
24.      Renewal Options.............................................26
25.      Landlord's Inability to Perform.............................28
26.      Condemnation................................................28
27.      Assignment and Subletting...................................30
28.      Environmental Laws..........................................33
29.      Parties Bound...............................................34
30.      Miscellaneous...............................................34
31.      Hold Over Tenancy...........................................35
32.      Financial Statements........................................36
33.      Satellite Dish Antenna......................................36

                               LIST OF EXHIBITS
                               ----------------


Exhibits
--------

A       Floor Plan
A-1     Site Plan of Building
B       Work Letter to Lease
C       Rules and Regulations
D       Cleaning Services
E       Parking Plan

                            INDEX OF DEFINED TERMS
                            ----------------------

TERMS                                                                 PARAGRAPH
-----                                                                 ---------

Additional Insureds....................................................   17
Additional Rent........................................................  2,4
Building...............................................................    4
Building Common Areas..................................................    3
business days..........................................................   15
Business Days..........................................................    3
-------------
Business Hours.........................................................    3
--------------
Commencement Date......................................................    3
Common Areas...........................................................    3
Demised Premises.......................................................    1
----------------
Designated Broker......................................................    2
Expiration Date........................................................  1,3
---------------
Fair Market Renewal Rent............................................... 2,27
Fixed Rent.............................................................  1,2
----------
Improvements...........................................................    4
Land...................................................................  3,6
Landlord...............................................................    1
Late Charge............................................................    2
Laws...................................................................    8
Lease Year.............................................................    5
----------
Permitted Use..........................................................    1
-------------
Prime Rate.............................................................    2
----------
Punch List.............................................................   12
Real Estate Taxes......................................................    4
Renewal Term...........................................................    1
------------
Tenant Delay...........................................................   11
Tenant Improvements....................................................    7
Term...................................................................    1
-----

                   LEASE AGREEMENT DATED FEBRUARY ____, 2000

BETWEEN MSGW MADISON, L.L.C., a Delaware limited liability company ("Landlord"), having an office c/o GALE & WENTWORTH, LLC, 200 Campus Drive, Suite 200, Florham Park, New Jersey 07932 and LOGICAL DESIGN SOLUTIONS, INC. a corporation of the State of New Jersey, ("Tenant") having an address at 465 South Street, Morristown, New Jersey 07960.

                                    PREAMBLE
                                    --------

BASIC LEASE PROVISIONS AND DEFINITIONS.

          In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Preamble, unless such meanings are expressly modified, limited, or expanded elsewhere herein.

          I. Demised Premises: The Demised Premises are as depicted on the floor plans annexed hereto and made a part hereof as Exhibit A and consist of fifty two thousand (52,000) square feet of Rentable Area (as defined in Building Office and Managers Association ("BOMA") standard #ANSI Z65.1-1980 "Modified") of office space located on the second (2d), third (3d) and fourth (4th) floors in the building situated on the Land (as defined in Paragraph 1(a) of this Lease) located at 131 Madison Avenue, Morristown, Morris County, New Jersey, as shown on the site plan attached hereto and a part hereof as Exhibit A-1 ("Building").

          II. Term: Ten (10) years.

          III. Expiration Date: Midnight on the last day of the calendar month occurring ten (10) years after the Commencement Date.

          IV. Renewal Term: Two (2) consecutive five (5) year renewal terms.

          V. Permitted Use: General first-class office use and related ancillary uses and for no other purpose.

          VI. Fixed Rent: Twenty Eight Dollars ($28) per square foot of Rentable Area of office space per annum, being a total of One Million Four Hundred Fifty Six Thousand Dollars ($1,456,000) per annum from the Commencement Date through the last day of the calendar month during which the third (3d) anniversary of the Commencement Date occurs; Twenty Nine and 50/100 Dollars ($29.50) per square foot of Rentable Area of office space per annum, being a total of One Million Five Hundred Thirty Four Thousand Dollars ($1,534,000) per annum from the first day of the calendar month commencing with (or, if such third (3d) anniversary is not on the first day of a month, following) the third (3d) anniversary of the Commencement Date through the last day of the calendar month during which the sixth (6th) anniversary of the Commencement Date occurs; and Thirty One and 50/100 Dollars ($31.50) per square foot of Rentable Area of office space per annum, being a total of One Million Six Hundred Thirty Eight Thousand Dollars ($1,638,000) per annum from the first day of the calendar month commencing with (or, if such sixth (6th) anniversary is not on the first day of a month, following) the sixth (6th) anniversary of the Commencement Date through the Expiration Date; and Fair Market Renewal Rent, as defined in Paragraph 24 of this Lease, during the two (2) Renewal Terms.

          VII. Monthly Fixed Rent: One-Twelfth (1/12th) of Fixed Rent, being One Hundred Twenty One Thousand Three Hundred Thirty Three and 33/100 Dollars ($121,333.33) Dollars per month from the Commencement Date through the last day of the calendar month during which the third (3d) anniversary of the Commencement Date occurs; and One-Twelfth (1/12th) of Fixed Rent, being One Hundred Twenty Seven Thousand Eight Hundred Thirty Three and 33/100 Dollars ($127,833.33) per month from the first day of the calendar month commencing with (or, if such third (3d) anniversary is not on the first day of a month, following) the third (3d) anniversary of the Commencement Date through the last day of the calendar month during which the sixth (6th) anniversary of the Commencement Date occurs; and One-Twelfth (1/12th) of the Fixed Rent, being One Hundred Thirty Six Thousand Five Hundred Dollars ($136,500) per month from the first day of the calendar month commencing with (or, if such sixth (6th) anniversary is not on the first day of a month, following) the sixth (6th) anniversary of the Commencement Date through the Expiration Date; and One-Twelfth (1/12th) of the Fair Market Renewal Rent during the Renewal Term.

          VIII. Late Charge: An amount equal to the sum of: (i) interest at Prime Rate, as defined hereinafter, plus four (4%) percent per annum, which interest shall accrue from the date any payment of Fixed Rent or Additional Rent is due until the date of payment of the same; plus (ii) an administrative fee equal to one (1%) percent of said late payment; provided, however, that, if Tenant incurs more than two (2) Late Charges, in any calendar year, any subsequent Late Charges incurred in that calendar year shall include an administrative fee equal to four percent (4%) of said late payment.

          IX. Security Deposit (subject to the provisions of Paragraph 2(c) and
20):


                    $970,667 for the 1st through the 3d years of the Term $767,000 for the 4th through the 6th years of the Term $546,000 for the remaining Term

          X. Tenant's S.I.C. Code (as per most recent S.I.C Manual as published by the United States Office of Management Budget): 7371.

          XI. Designated Broker: JGT Company and Gale & Wentworth Real Estate Advisors, LLC.

          XII. Tenant's Construction Allowance: In accordance with Exhibit B attached hereto and made a part hereof.

          XIII. Prime Rate: The prime commercial lending rate on 90 day loans announced by Citibank, N.A.

          XIV. Building Holidays: Building Holidays shall be President's Day; Good Friday; Memorial Day; Independence Day; Labor Day; Thanksgiving Day and day after; Christmas Day and New Year's Day; the Monday before or the Friday after if Christmas Day,

New Year's Day, or Independence Day falls on Tuesday or on Thursday; and the Monday after or the Friday before if Christmas Day, New Year's Day, or Independence Day falls on Saturday or on Sunday.

          XV. Business Days: Weekdays excluding Building Holidays.


          XVI. Business Hours: The generally customary daytime business hours of Tenant (but not before 8:00 A.M. or after 6:00 P.M. on weekdays) and 8:00 A.M. to 1:00 P.M. on Saturdays. Business Hours do not include Sundays or Building Holidays.

          XVII. Landlord's Work: That certain work described on Exhibit B attached hereto. The parties hereby agree to the following terms and conditions:

          1. Demised Premises, Term, and Purpose.
          ---------------------------------------

               (a) Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord the Demised Premises located in the Building, together with the non-exclusive right to use any pedestrian easements and/or vehicular easements that may exist from time to time for the benefit of tenants of the Building, together with all other Common Areas, as defined in Paragraph 1(d), for the Term commencing on the Commencement Date, as defined in subparagraph (b) of this Paragraph 1, and ending on the Expiration Date, or such earlier date upon which the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law. The parcel of land on which the Building is located ("Land") is known and designated as Lot 1, Block 4101 on the tax maps of the Town of Morristown.

               (b) For purposes of this Lease the "Commencement Date" shall be the date on which the Commencement Date occurs with respect to the third (3rd) and fourth (4th) floors of the Building, pursuant to the provisions of Paragraph 4(b).

               (c) The Demised Premises shall be used by Tenant for the Permitted Use and for no other use or purpose. Tenant shall be permitted to conduct occasional client oriented training classes at the Demised Premises, provided that the number of visitors attending such classes can be accommodated in Tenant's parking area. The Permitted Use shall not be deemed to include the following uses which are expressly prohibited: governmental offices; drive-up facility; educational, training, or similar classes for members of the general public; union offices; medical or similar treatments; barber or beauty parlor; gaming or political activities; pornographic; employment, recruiting, or placement activities (except executive search and similar activities in the ordinary course of Tenant's business); retail or wholesale sale and delivery of goods; repairing, servicing, or receiving for repair or service; and any other use or uses that are of the same or similar nature or character. Tenant shall not use or occupy the Demised Premises or any part thereof for any purpose deemed unlawful, disreputable, or extra-hazardous on account of fire or other casualty or for any purposes that shall impair the character of the Building as reasonably determined by Landlord. Tenant, at its sole cost and expense, shall obtain any consents, licenses, permits, or approvals required or obtainable in normal course to conduct its business at the Demised Premises.

               (d) The "Common Areas" shall consist of the "Building Common Areas," as defined hereinafter. The Common Areas shall be operated and maintained by Landlord and/or such other owners or operators for the benefit of all tenants in a manner similar to that of other office buildings in the Morris County, New Jersey area that are reasonably similar to the Building with respect to tenant mix, size, and age. The use of the Common Areas shall be in common with Landlord, other tenants of the Building, and other persons entitled to use the same. Landlord shall not diminish the Common Areas in any way that has a materially negative impact on Tenant's ability to conduct its business for the Permitted Use at the Demised Premises.

                  (i) The "Building Common Areas" shall be those parts of the Building and other improvements designated by Landlord for the common use of all tenants of the Building, including, but not limited to: utility lines, pumpstations, drainage basins, swales, detention or retention ponds, and other facilities on or serving the Land; halls; lobbies; delivery passages; drinking fountains; public toilets; parking facilities; lobby plantings and interior landscaped areas, exterior landscaped areas on the Land; and other facilities or Improvements owned, operated, or maintained, in whole or in part, by Landlord for use by all tenants of the Building.

               (e) For purposes of this Lease the term "Improvements" shall mean and include all, whether existing now or in the future, buildings, including the Building, and/or appurtenant structures or improvements of any kind, whether above, on, or below the Land surface (including, without limitation, outbuildings; loading areas; canopies; walls; waterlines; sewer, electrical, and gas distribution facilities; parking facilities; walkways; streets; curbs; roads; rights of way; fences; hedges; exterior plantings; poles; and signs.

     2.  Rent.
         -----

               (a) The rent reserved under this Lease for the Term hereof shall be and consist of: (i) the Fixed Rent payable in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that Tenant shall pay one (1) monthly installment on the Commencement Date, which installment shall be applied to the Monthly Fixed Rent due for the first (1st) month of the Term); plus (ii) such additional rent ("Additional Rent") in an amount equal to Tenant's Operating Expenses and of Real Estate Taxes (as such terms are defined in Paragraph 3 of this Lease); all charges for services and utilities pursuant to Paragraph 15 hereof; and any other charges or amounts that shall become due and payable hereunder, including, without limitation, the reasonable expenses incurred by Landlord in the enforcement of any of the agreements, covenants, and obligations under this Lease and including reasonable legal fees that may accrue in the event suit for rent or dispossess proceedings are necessary to obtain the possession of the Demised Premises or to collect the rent; all of which Additional Rent shall be payable as hereinafter provided. All rent shall be paid to Landlord at its office stated above or such other place Landlord may designate in writing. If the Commencement Date shall occur on a date other than the first calendar day of a month, the rent for the partial month commencing on the Commencement Date shall be appropriately pro-rated on the basis of the monthly rent payable during the first year of the Term.

               (b) Tenant does hereby covenant and agree to pay promptly the Fixed Rent and Additional Rent herein reserved as and when the same shall become due and payable, without demand therefor and without any set-off, recoupment, or deduction whatsoever. All Additional Rent payable hereunder that is not due and payable on a monthly basis during the Term, unless otherwise specified herein, shall be due and payable within thirty (30) days of delivery by Landlord to Tenant of notice to pay the same.

               (c) In the event that any payment of Fixed Rent or Additional Rent shall not be paid within five (5) days after the due date for the same as provided herein, Tenant shall pay, together with such payment, the Late Charge. Furthermore, if Tenant fails to remit a full monthly installment of the Monthly Fixed Rent or of the Additional Rent as provided herein for two (2) consecutive months, then Landlord may require (i) all Fixed Rent and Additional Rent payments to be paid in advance on a quarterly annual basis, rather than a monthly basis, and (ii) an increase in an amount equal to one (1) installment of Monthly Fixed Rent in the Security Deposit. In addition, if Tenant submits to Landlord a check for which there are insufficient funds available, then Landlord may charge Tenant as Additional Rent an administrative and handling fee in the amount of One Hundred and 00/100 Dollars.

     3.  Operating Expenses and Real Estate Taxes.
         ----------------------------------------

               (a) For purposes of this Paragraph, the following definitions shall apply:

                    "Initial Year" shall mean calendar year 2000.

                    "Lease Year" shall mean each calendar year subsequent to the Initial Year.

                    "Initial Year Operating Expenses" shall mean those Operating Expenses, as defined hereinafter, paid or incurred by Landlord during the Initial Year.

                    "Initial Year Real Estate Taxes" shall mean those Real Estate Taxes, as defined hereinafter, determined by multiplying (i) the average tax rate in effect during the calendar year 2000 by (ii) the highest assessment in effect for the Building for the calendar year 2000.

                    "Real Estate Taxes" shall mean all real property taxes and assessments now or hereafter imposed upon the Land, the Improvements, and other real property now or hereafter included with or located upon the Land. If, due to a change in the method of taxation or assessment, any franchise, income, profit or other tax, however designated, shall be substituted by the applicable taxing authority, in whole or in part, for the Real Estate Taxes now or hereafter imposed on the Land, the Improvements, or other real property included in the Land, such franchise, income, profit, or other tax shall be deemed to be included in the term "Real Estate Taxes." Real Estate Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income, capital stock tax, corporate, capital levy, stamp, or transfer tax (except to the extent that, as provided for above, such tax is substituted for and in lieu of Real Estate Taxes now or hereafter imposed).

                    "Operating Expenses" shall mean: the total of all the costs and expenses actually paid or incurred by Landlord (and/or others to the extent such costs paid or incurred by others are chargeable to Landlord) with respect to the management, operation, maintenance, and repair of the Land, the Building, and any of the other Improvements and the services provided tenants therein [excepting electrical energy expenses paid directly by tenants (including Tenant) to Landlord or the applicable utility supplying said service pursuant to Paragraph 15 of this Lease and equivalent provisions of other leases], including, but not limited to: (i) all utilities, including without limitation, water, electricity, gas, lighting, sewer and waste disposal; (ii) air conditioning, ventilation, and heating, to the extent actually paid for by Landlord; (iii) lobby maintenance and cleaning; maintenance of elevators; **[protection and security(tbd)]**; (iv) lobby plantings and interior landscape maintenance; (v) exterior landscape maintenance; (vi) snow removal; (vii) parking lot maintenance, striping, and repairs; (viii) operation, maintenance, repair, or replacement of utility lines, pumpstations, drainage basins, swales, detention or retention ponds, and other facilities on or serving the Land; (ix) maintenance and painting of non-tenanted areas; (x) fire, all-risk, boiler and machinery, sprinkler, apparatus, public liability, property damage, rent, and plate glass insurance; (xi) supplies;
(xii) wages, salaries, disability benefits, pensions, hospitalization, retirement plans, group insurance, worker's compensation insurance, payroll, social security, unemployment, and other similar taxes with respect to employees of Landlord employed at the Building (and whose functions are those customarily performed by employees in comparable buildings) on a full-time basis (or such portion of said expenses, as reasonably allocated by Landlord (the "Employment Percentage") to reflect the percentage of time spent by Landlord's employees performing work in, about or relating to the Building, the Land and any of the Improvements, as opposed to the time a full- time employee of Landlord would spend on his or her entire duties for Landlord); (xiii) the Employment Percentage of the cost of uniforms and workers' clothes for such employees and the cleaning thereof and the Employment Percentage of other similar employees benefits and expenses imposed on Landlord pursuant to law or to any collective bargaining agreement with respect to Landlord's employees; (xiv) the Employment Percentage of the cost for a bookkeeper and/or for an accountant and/or any other professional and consulting fees, including reasonable legal and auditing fees; (xv) the expenses, including reasonable payments to attorneys and appraisers, incurred by Landlord in connection with any application or proceeding wherein Landlord obtains or seeks to obtain reduction or refund of the Real Estate Taxes payable or paid; management fees of the Building; and
(xvi) any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining, or repairing the Building, the Land, or any other of the Improvements.

          It is agreed, however, that the foregoing Operating Expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

          (i) leasing commissions;

          (ii) salaries and benefits for executives above the grade of Building manager;

          (iii) Building start-up or opening expenses;

          (iv) expenditures for capital improvements, except those which under generally accepted accounting principles consistently applied ("GAAP") are expensed or regarded as deferred expenses and except for capital expenses required by any law enacted after the date of this Lease, in any of which cases the costs thereof shall be included in Operating

Expenses for the calendar year in which the costs are incurred and for subsequent calendar years on a straight line basis amortized over the reasonably expected useful life of the improvement with an interest factor equal to the Prime Rate at the time of Landlord's having actually incurred said expenditure, provided, however, that nothing herein shall relieve Tenant of the responsibility for payments for capital improvements charged to Tenant pursuant to Paragraph 5 hereof;

          (v) advertising, marketing, space planning (including architectural and engineering) and promotional expenditures;

          (vi) legal fees for lease negotiations and disputes with tenants;

          (vii) legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with (x) the maintenance and operation of the Building or (y) the preparation of statements required pursuant to additional rent or lease escalation provisions;

          (viii) as a deduction, amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses that were previously included as Operating Expenses hereunder;

          (ix) Landlord's contribution to Tenant Improvements (as defined below) and any other costs incurred by Landlord to prepare the Building, the Land and the Improvements to Tenant's occupancy in accordance with the terms of this Lease;

          (x) Taxes or any inheritance, estate, succession, transfer, gains, mortgage recording, gift, franchise, corporation, income or profit tax or capital levy that is imposed upon Landlord;

          (xi) the cost of repairs and replacements incurred by reason of fire or other casualty or condemnation;

          (xii) payments of principal, interest and any other amounts under any mortgages upon the Building, the Land and the Improvements or any cost incurred by Landlord to finance or refinance the Building, the Land and the Improvements;

          (xiii) payments of ground rent or other amounts pursuant to any ground lease covering the Building, the Land and the Improvements;

          (xiv) depreciation of the Building, the Improvements or any equipment located therein;

          (xv) costs incurred with respect to a sale or transfer of all or any portion of the Building or any interest therein or in connection with the purchase or sale of any air or development rights;

          (xvi) payments made by Landlord to a company or other entity affiliated with Landlord for goods and services to the extent that such payments exceed the amounts that would have been paid to independent third parties for goods and services of like kind;

          (xvii) any general or administrative overhead of Landlord, other than the items expressly described above;

          (xviii) the cost of correcting latent defects in the construction of the Building or the Building systems;

          (xix) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law;

          (xx) any interest, fine, penalty or other late charges payable by Landlord and incurred as a result of late payments; (xxi) the cost of acquiring or installing objects of art;

          (xxii) subject to the provisions of subparagraph (iv), above, costs incurred to remedy violations of Laws (as defined below) that arise by reason of Landlord's failure to construct, maintain or operate the Building, the Improvements or any part of either in compliance with such Laws;

          (xxiii) any and all costs (including testing, containing, removing or abating costs, but excluding routine tests) arising from the presence of ACM or any other Hazardous Substances (as defined below) in or about the Building or the Land which were not placed in the Building or the Land by Tenant; excluding, however, cleaning solvents and other Hazardous Substances customarily used for the operation, repair and/or maintenance of comparable Buildings;

          (xxiv) all charitable or political contributions; and

          (xxv) any management fee in excess of those customarily charged in the comparable buildings in the market area.

          If Landlord and/or others shall purchase any item of capital equipment or make any capital expenditures designed to result in savings or reductions in Operating Expenses, then, to the extent such savings are realized, the costs for same shall be included in Operating Expenses. The costs of such capital equipment or capital expenditures are to be included in Operating Expenses for the calendar year in which the costs are incurred and subsequent calendar years on a straight line basis amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure with an interest factor equal to the Prime Rate at the time of Landlord's having actually incurred said costs. If Landlord and/or others shall lease any such item of capital equipment designed to result in savings or reductions in Operating Expenses, then, to the extent such savings are realized, the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the calendar year in which they were incurred.

          (b) In the event (i) that the Commencement Date shall occur on a day other than the first day of a calendar year, or (ii) that the Expiration Date or other termination date of this Lease shall occur on a day other than the last day of a calendar year, or (iii) of any abatement of the Fixed Rent payable hereunder pursuant to any provision of this Lease for any period of time not equal to a full calendar year, or (iv) of any increase or decrease in the Rentable Area of the Demised Premises or any increase or decrease in the Rentable Area of the Building, then in each such event in applying the provisions of this Paragraph 3 with respect to such calendar year in which such events have occurred, appropriate adjustments shall be made to Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes payable pursuant to Paragraph 3(c) so as to apportion such payment on the basis of (1) the pro rata portion of the calendar year during which such payment is to be made and/or
(2) the increase or decrease in Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes by virtue of the changes in any such Rentable Area.

          (c) Tenant shall be responsible for and shall pay to Landlord in accordance with Paragraph 3 (i) any increase in Operating Expenses in each Lease Year during the Term over the Initial Year Operating Expenses and (ii) any increase in Real Estate Taxes over the Initial Year Real Estate Taxes.

               (1) During each Lease Year, Tenant shall pay to Landlord monthly, on the first day of each calendar month, as Additional Rent, Landlord's reasonable estimate of: (i) any increase in Operating Expenses in each Lease Year over the Initial Year Operating Expenses, and (ii) any increase in Real Estate Taxes in each Lease Year over the Initial Year Real Estate Taxes.

               (2) Prior to the end of the Initial Year and thereafter for each successive Lease Year, or part thereof, Landlord shall send to Tenant a statement of the projected increase in Operating Expenses and Real Estate Taxes for the applicable Lease Year, if any, (an "Operating Expense/Real Estate Tax Projection") and shall indicate what the estimated amount of said increase in Operating Expenses and in Real Estate Taxes shall be, said amount to be paid in equal monthly installments (rounded to the nearest whole dollar) in advance on the first day of each month by Tenant as Additional Rent, commencing January lst of the applicable Lease Year.

               (3) If during the course of any Lease Year, Landlord shall have reason to believe that the increase in Operating Expenses and/or Real Estate Taxes shall be higher than that upon which the aforesaid Operating Expense/Real Estate Tax Projection was originally based, as set forth in subparagraph (c)(2) above, then Landlord (upon delivering to Tenant, with respect to a material increase in the Projection, evidence reasonably satisfactory to Tenant that such adjustment is justified) shall be entitled to adjust the Operating Expense/Real Estate Tax Projection by a lump sum invoice for the months of the Lease Year which precede the revised Operating Expense/Real Estate Tax Projection and to advise Tenant of an adjustment in future monthly projection amounts to the end result that Landlord's Operating Expense/Real Estate Tax Projection shall be on a reasonably current basis each Lease Year.

               (4) Within ninety (90) days following the end of each Lease Year, Landlord shall send to Tenant a statement of the actual Operating Expenses and Real Estate Taxes incurred for the prior Lease Year showing the increase or decrease in Operating Expenses and Real Estate Taxes. In the event that the amount prepaid by Tenant exceeds the amount that was actually due based upon actual year-end cost, Landlord shall pay to Tenant an amount equal to the overcharge. Landlord shall reimburse Tenant for such overcharge by either, at Landlord's option, (i) paying such amount together with the statement of the actual increase or (ii) crediting such amount to the next installment of Fixed or Additional Rent due and payable by Tenant. In the event that Landlord has undercharged Tenant, then Landlord shall provide Tenant with an invoice stating the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days after receipt.

          (d) Each and every of the aforesaid Operating Expense/Real Estate Tax Projection amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional Rent, and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as a failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies provided in this Lease therefor, including, without limitation, the Late Charge as provided in Paragraph 2(c) of this Lease.

          (e) Tenant acknowledges and agrees that Landlord shall have the right to change the period of the Lease Year, either before or during the Term, to any other fiscal year or twelve (12) month period. In the event that Landlord makes such a change, then the same shall be effective upon written notice to Tenant and, in such event, Tenant shall pay the amount of Operating Expenses and of Real Estate Taxes over the Operating Expenses and Real Estate Taxes for the period from the end of the initially designated Lease Year, as last billed, to the beginning of the newly designated Lease Year, prorated for such period, within thirty (30) days of the rendering by Landlord of the bill for such interim period.

          (f) Tenant acknowledges that Landlord shall have the exclusive right, but not the obligation, to contest or appeal any assessment for Real Estate Taxes. Landlord and Tenant agree that, in the event the amount of the Real Estate Taxes for the Initial Year or for any Lease Year is reduced below the then current amount of the Initial Year Real Estate Taxes due to a reduction in the assessment of the Land and/or Building, the Initial Year Real Estate Taxes shall be revised to be the product of (i) the lowest tax rate in effect at any time between calendar year 2000 and the year in which the Building is assessed as a fully completed Building, multiplied by (ii) such lower assessment for the Building and/or the Land. Accordingly, any estimation of increases in Real Estate Taxes set forth in any future Operating Expense/Real Estate Tax Projection shall be based on the revised Initial Year Real Estate Taxes. In addition, retroactive adjustments and future adjustments (as more particularly set forth in Paragraph 3(c)(4) above) shall be made based upon the actual and reduced amount of Real Estate Taxes for each Lease Year.

          (g) Landlord shall maintain books of account which shall be open for inspection to Tenant and his representatives at all reasonable times, upon reasonable advance notice by Tenant within one hundred twenty (120) days of Tenant's receipt of the year end statements referred to in subparagraph (c)(4) hereof, so that Tenant can determine that such operating, utility and tax costs have in fact been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Landlord and Tenant may be referred by either party to any independent certified public accountant to be mutually agreed upon, and if such accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties. If the decision of the arbitrator results in a decrease of the charge by more than five percent (5%), the costs of the arbitration shall be paid by Landlord; otherwise the cost of the arbitration shall be borne by Tenant. Pending resolution of the issue, Tenant shall pay the amount established and billed by Landlord, all subject to final adjustment once the issue is resolved as provided for herein.

          (h) During any period when Tenant is not leasing all of the Rentable Area of the Building, Tenant's liability for increases in Real Estate Taxes and Operating Expenses over the Initial Year Real Estate Taxes and Initial Year Operating Expenses shall be limited to Tenant's proportionate share of such increases. Tenant's proportionate share shall be the Rentable Area of the premises then leased by Tenant, divided by the total Rentable Area of the Building.

     4.  Completion of Improvements and Commencement of Rent.
         ---------------------------------------------------

          (a) Landlord agrees to perform Landlord's Work and to provide the improvements and other work in and to the Demised Premises ("Tenant Improvements") in accordance with the terms, conditions, and provisions of Exhibit B attached hereto and made a part hereof.

          (b) The Demised Premises shall be ready for occupancy and, subject to the terms and conditions hereinafter set forth, the Commencement Date shall occur on June 14, 2000 with respect to the third (3d) and fourth (4th) floors of the Building, and on the earlier of Substantial Completion of the Landlord's Work and Tenant Improvements for such space, and January 15, 2001 with respect to the second (2nd) floor of the Building, or such later dates that: (i) aforesaid portions of the Demised Premises shall be delivered to Tenant in tenantable condition, free of violations of any health, safety, fire, and other statutes and regulations governing the Demised Premises and its use, all of which shall be established by the issuance by the appropriate governmental authority of a certificate (temporary or final) permitting occupancy of the Demised Premises for the purposes set forth herein; and (ii) Landlord has Substantially Completed, as defined hereinafter, Landlord's Work and the Tenant Improvements. If the occurrence of any of the conditions listed in the preceding sentence, and thereby the making of the Demised Premises ready for occupancy, shall be delayed due to Tenant Delay, as defined in Exhibit B; then the Commencement Date shall be accelerated by a time period equal to the number of days of delay so caused by Tenant, provided that the Commencement Date shall be no earlier than the dates described in the preceding sentence. As used herein, Landlord shall be deemed to have Substantially Completed the Tenant Improvements notwithstanding that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed in the Demised Premises or any part thereof, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises.

          (c) Tenant shall occupy the portions of the Demised Premises as soon as the same are ready for its occupancy and the Commencement Date shall have occurred (but not prior to said date except to install Tenant's personal property as provided in this Lease). If and when Tenant shall take actual possession of all or any part of the Demised Premises, it shall be conclusively presumed that the same is in satisfactory condition, except as to those items of work remaining to be performed by Landlord pursuant to this Paragraph 4 or any items of work set forth in a punch list ("Punch List") to be submitted to and acknowledged by Landlord in writing within thirty (30) days after the Commencement Date as to each portion of the Demised Premises.

          (d) Upon prior written notice from Landlord, Tenant shall be permitted to enter the applicable portions of the Demised Premises prior to the anticipated Commencement Date for each such portion for the purpose of moving personal property into the Demised Premises, all without obligation to pay Fixed Rent or Additional Rent therefor, provided all of such work shall be performed for Tenant so as not to cause or create any labor dispute for Landlord or to disrupt the performance of the Tenant Improvements, and further provided Tenant complies with all of the other terms and provisions of this Lease, to include but not be limited to the provisions of Paragraph 10 of this Lease.

          (e) Upon the occurrence of the Commencement Date with respect to the third (3d) and fourth (4th) floors of the Building, Tenant shall be obligated to commence to pay sixty seven percent (67%) of the Fixed Rent specified in the Preamble. Upon the occurrence of the Commencement Date with respect to the second (2d) floor of the Building, Tenant shall be obligated to commence to pay an additional thirty three percent (33%) of the Fixed Rent specified in the Preamble. If Tenant occupies a portion of the second (2d) floor of the Building for the conduct of its business prior to the Commencement Date with respect to such floor of the Building, the Fixed Rent described above shall become payable in a fraction, the numerator of which shall be the number of employees of Tenant occupying the second (2d) floor of the Building and the denominator of which shall be seventy (70). In such case, Tenant shall commence the payment of Fixed Rent for the portion of the second (2d) floor of the Building in an amount calculated as provided above.

          (f) If Landlord shall not have delivered possession of the Demised Premises to Tenant in the condition required by Paragraph 4(c) on or prior to July 31, 2000 with respect to the third (3d) and fourth (4th) floors of the Building, and March 1, 2001 with respect to the second (2nd) floor of the Building, Tenant shall receive an abatement of Fixed Rent accruing after the actual Commencement Date for such floors equal to 1 day of applicable Fixed Rent for each day beyond such dates for the first forty-five (45) days that Landlord shall not have delivered possession of such portion of the Demised Premises to Tenant in the required condition, and 1 1/2 days of applicable Fixed Rent for each of the next forty-five (45) days that such failure continues. If Landlord has not delivered possession of the third (3d) and fourth (4th) floors of the Building to Tenant on or prior to October 30, 2000, or if Landlord has not delivered possession of the entire Demised Premises to Tenant on or prior to May 31, 2001, then Tenant shall have the option to cancel this Lease by giving Landlord written notice thereof at any time within 30 days following such date, whereupon this Lease shall terminate and Landlord and Tenant shall be released from any further obligations hereunder. Landlord's obligations hereunder and the deadlines provided herein are subject to the provisions of Paragraph 25 and Exhibit B, including Tenant Delays.

     5.  Covenants as to Condition of Demised Premises and Compliance with Laws.
         ----------------------------------------------------------------------

          (a) In the event that the Building or any of the equipment affixed thereto or stored therein should be damaged (other than by ordinary wear and tear) as a result of any act of Tenant, its agents, servants, employees, invitees, or contractors, Tenant shall, upon demand, pay to Landlord the cost of all required repairs, including structural repairs.

          (b) Tenant shall commit no act of waste and shall take good care of the Demised Premises and the equipment affixed thereto and stored therein and, at Tenant's sole cost and expense, shall maintain the Demised Premises in good condition and state of repair. In addition, Tenant, at Tenant's sole cost and expense, shall promptly comply with all laws, rules, regulations, and ordinances of all governmental authorities or agencies having jurisdiction over the Demised Premises and of all insurance bodies (including, without limitation, the Board of Fire Underwriters) at any time duly issued or in force, applicable to the Demised Premises or any part thereof or to Tenant's manner of use thereof (collectively "Laws" or, as the context requires, "laws"). Tenant agrees to provide Landlord with immediate notice of the need for any of the foregoing maintenance, repairs, or modifications, and Landlord shall perform, or cause to be performed, all of the same with the costs incurred therefor to be paid by Tenant within thirty (30) days after demand as Additional Rent.

          (c) Landlord shall maintain and repair the Building Common Areas, the costs of which shall be passed through as an Operating Expense to the extent permitted in Paragraph 3 but subject to the obligations of Tenant to pay for the same as a direct Additional Rent expense as specifically provided in this Paragraph 5. Such maintenance and repair shall specifically include (i) maintenance and repairs to the Building's HVAC, fire safety (including without limitation, sprinklers), electrical, plumbing, or other systems to the extent that such systems service the Demised Premises in common with other tenanted areas (but specifically excluding the distribution portions of such Building systems located within the Demised Premises and specifically excluding the fixtures and systems that serve the Demised Premises exclusively, in which case Landlord shall make such repair and/or modification, but Tenant shall pay to Landlord the costs incurred therefor within thirty (30) days after demand as Additional Rent) and (ii) any structural maintenance or repairs to the Building. In addition, Landlord shall perform all maintenance and make all repairs to the Common Areas of the Building and to the Land that are necessary to comply with any applicable Laws, the costs of which shall be passed through to the Building tenants as an Operating Expense, unless excluded therefrom under the provisions of Paragraph 3.

          (d) Upon the Expiration Date or sooner termination of this Lease, Tenant shall deliver up the Demised Premises in good order and condition, wear and tear from a reasonable use thereof excepted.

     6.  Tenant Improvements, Alterations, and Installations.
         ---------------------------------------------------

          (a) All fixtures, equipment, improvements, alterations, installations that are attached to the Demised Premises; any additions and appurtenances made by Tenant to the Demised Premises; and any Tenant Improvements (excluding Tenant's trade fixtures, business equipment, movable partitions, and personal property) shall become the property of Landlord upon installation. Not later than the last day of the Term, Tenant shall, at its expense, remove from the Demised Premises all of Tenant's trade fixtures, business equipment, personal property, and any Alterations (as defined hereinafter) designated in writing by Landlord for removal at the time that Landlord approves Tenant's plans and specifications therefor. Tenant, at its sole cost and expense, shall repair injury done by or in connection with the installation or removal of the Alterations required to be removed. Any equipment, fixtures, goods, or other property of Tenant not removed by Tenant upon the termination of this Lease or upon any quitting, vacating, or abandonment of the Demised Premises by Tenant shall be considered as abandoned, and Landlord shall have the right, without any notice to Tenant, to sell or otherwise dispose of the same, at the expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any. Landlord may have any such property stored at Tenant's risk and expense.

          (b) Tenant, without Landlord's prior consent, shall have the right to make non- structural Alterations in or to the Demised Premises that (i) involve a total cost of not more than Thirty Five Thousand and 00/100 Dollars ($35,000.00); (ii) do not require a building permit to be issued by any governmental authority to make same legally; (iii) do not affect any existing building systems outside the Demised Premises and do not impair or adversely affect any existing building systems within the Demised Premises; and (iv) do not result in a violation of the Permitted Use of the Demised Premises. No other Alterations (structural or non-structural) shall be made by Tenant without Landlord's express prior written approval. Landlord agrees that approval of Alterations of a non-structural nature that do not negatively affect any building systems shall not be unreasonably withheld. Tenant shall give Landlord prior written notice of any proposed alterations, installations, additions, or improvements ("Alterations") with copies of proposed plans and as-built plans upon completion of the Alterations. Landlord shall have the right to elect that Tenant remove any Alteration made to the Demised Premises prior to the expiration of the Lease and to restore the Demised Premises to the condition existing prior to said Alteration. All such Alterations shall be done at Tenant's sole expense and the making thereof shall not interfere with the use of the Building by other tenants. Tenant agrees to indemnify, defend, and hold harmless Landlord and any mortgagee of Landlord, if any, from any and all costs, expenses, claims, causes of action, damages, and liabilities of any type or nature whatsoever (including, but not limited to, reasonable attorneys' fees and costs of litigation) arising out of or relating to the making of the Alterations by Tenant. The foregoing indemnity shall survive the expiration or sooner termination of this Lease. Nothing herein contained shall be construed as constituting the permission of Landlord for a mechanic or subcontractor to file a construction lien claim against the Demised Premises, and Tenant agrees to secure the removal of any such construction lien that a contractor purports to file against the Demised Premises by payment or otherwise pursuant to law. All Alterations shall be effected in compliance with all applicable Laws.

     7.  Various Negative Covenants by Tenant.  Tenant agrees that it shall not,
         ------------------------------------
without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion:

          (a) do anything in or near the Demised Premises that will increase the rate of fire insurance on the Building;

          (b) permit the accumulation of waste or refuse matter in or near the Demised Premises, except in containers provided therefor;

          (c) except as expressly permitted herein, permit any signs, lettering, or advertising matter to be erected or attached to the Demised Premises that is visible from outside of the Demised Premises;

          (d) mortgage, hypothecate, pledge, assign, transfer, or sublet all or a portion of the Demised Premises or this Lease, as the case may be, except to the extent specifically permitted in Paragraph 27; or

          (e) encumber or obstruct the Common Areas surrounding the Demised Premises, nor cause the same to be encumbered or obstructed, nor encumber or obstruct any access ways to the Demised Premises, nor cause the same to be encumbered or obstructed.

     8.  Various Affirmative Covenants of Tenant.  Tenant covenants and agrees
         ---------------------------------------
that Tenant will:

          (a) At any time and from time to time, execute, acknowledge, and deliver to Landlord, or to anyone Landlord shall designate, within fifteen (15) business days after receipt of request therefor, a tenant estoppel certificate in form reasonably acceptable to Landlord or to the financial institutions requesting the same relating to matters customarily included in tenant estoppel certificates.

          (b) Faithfully observe and comply with the rules and regulations attached hereto and made a part hereof as Exhibit C and such reasonable additional rules and regulations as Landlord may hereafter at any time or from time to time communicate in writing to Tenant; provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants, or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant, its employees, agents, visitors, invitees, subtenants, or licensees. Landlord shall not discriminate against Tenant in enforcing the rules and regulations.

     9.  Building Directory.  Landlord will maintain listings on the Building
         ------------------
directory and the elevator lobby directory of the name of Tenant, such internal departments or locations as Tenant shall reasonably designate and any subtenant permitted hereunder. Additionally, Tenant shall have the right, at Tenant's sole cost and expense, to display its corporate name at the entrance to the Demised Premises, on the exterior monument sign identifying the Building and on the exterior of the Building itself, subject to compliance with applicable laws. At the expiration of the Term, Tenant shall remove all such signs and repair any damage to the monument or to the Building which results from such removal.

     10.  Casualty and Insurance.
          ----------------------

          (a) In the event of partial or total destruction of the Building or of the Demised Premises by reason of fire or any other cause (a "Casualty"), Tenant shall immediately notify Landlord of the same, and Landlord shall promptly restore and rebuild the Building and/or the Demised Premises (excluding the Tenant Improvement Work performed by Landlord pursuant to Exhibit B and Tenant's trade fixtures, equipment, and personal property) at Landlord's expense unless Landlord elects by notice to Tenant within ninety (90) days of the Casualty not to restore and rebuild the Building and/or Demised Premises, and, in such case, upon a date specified in said notice by Landlord, this Lease shall terminate. If Landlord elects to restore and rebuild the Demised Premises, then during the period of restoration of any such area, if any portion of the Demised Premises is rendered untenantable by said damage and Tenant is able to conduct its business in the remaining portion of the Demised Premises, Tenant waives the benefit of N.J.S.A. 46:8-6 and 46:8-7 and agrees that Tenant will not be relieved of its obligation to pay Fixed and Additional Rent in case of damage to or destruction of the Demised Premises or the Building, except with respect to the portion of the Fixed and Additional Rent herein reserved that relates to said untenantable portion only. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture, furnishings, fixtures, equipment, personal property, Tenant Improvements, and other Alterations; therefore, Tenant agrees that Landlord shall have no obligation to repair any damage to the same. Within 45 days after the occurrence of any Casualty, Landlord shall deliver to Tenant an estimate (the "Estimate") prepared by an independent reputable contractor selected by Landlord, reasonably acceptable to Tenant, licensed to perform construction work in the State of New Jersey and experienced with estimating the construction cost of comparable Buildings, setting forth such contractor's good faith estimate as to the time reasonably required to perform Landlord's restoration work. If the estimated restoration period set forth in the applicable Estimate (the "Estimated Restoration Period") exceeds 12 months from the date of the Casualty (6 months in the event the Casualty occurs within the last 2 years of the Term, including any exercised Renewal Term), Landlord or Tenant may elect to terminate this Lease by notice ( a "Casualty Termination Notice") to the other party given not later than 60 days following Tenant's receipt of the Estimate. If the Estimated Restoration Period is less than 12 months from the date of the Casualty (6 months in the event the Casualty occurs within the last 2 years of the Term, including any exercised Renewal Term), and, subject to the provisions of Paragraph 25, Landlord shall not substantially complete Landlord's Restoration Work on or before the thirtieth (30th) day following the end of the Estimated Restoration Period (such 30th day following the end of the Estimated Restoration Period, the "Outside Restoration Completion Date"), then Tenant shall have the right to terminate this Lease by giving a Casualty Termination Notice to Landlord at any time after the Outside Restoration Completion Date but prior to the later of thirty (30) days and the date on which Landlord's Restoration Work has been substantially completed.

          (b) Tenant shall, at Tenant's sole cost and expense, except to the extent prohibited by law with respect to worker's compensation insurance, for the benefit of Tenant, Landlord, and any Additional Insured (as hereinafter defined) and/or any other additional insured as Landlord shall from time to time reasonably determine, maintain or cause to be maintained (i) commercial general liability insurance coverage with a limit of not less than Five Million and 00/100 Dollars ($5,000,000.00) per each occurrence ("CGL"), to include commercial umbrella liability coverage, if necessary [If the CGL contains a general aggregate, it shall apply separately to the Demised Premises. The CGL shall be written on ISO occurrence form CG00011093 or a substitute providing equivalent coverage and shall cover liability arising from the Demised Premises, operations, independent contractors, products-completed operations, personal injury, advertising liability, and liability under an insured contract. The commercial umbrella liability coverage shall be consistent with the primary coverage.]; (ii) worker's compensation insurance covering all persons employed in connection with the construction of any improvements by Tenant and the operation of its business upon the Demised Premises; and (iii) "all risk" coverage on all of Tenant's personal property, including, but not limited to, standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all of the Tenant Improvements and Alterations in or about the Demised Premises, to the extent of their full replacement value. If, in the reasonable opinion of any mortgagees or ground lessors of the Land and/or the Building, the foregoing coverages and/or limits shall become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses, Landlord shall have the right to require Tenant to increase its insurance coverage and/or limits. All such insurance shall, to the extent permitted by law, name any mortgagees and ground lessors of the Land and the Building and their successors and assigns ("Additional Insureds") and Landlord, as additional insureds and shall be written by an insurance carrier authorized to do business in the State of New Jersey and that is rated at least A+ XII by A.M. Best Company, Oldwick, New Jersey.

          (c) Prior to the Commencement Date, Tenant shall deliver to Landlord a certificate of each policy required under this Lease, which certificate shall be in a form reasonably satisfactory to Landlord and shall, at a minimum: (i) specify the additional insured status of Landlord and of the Additional Insureds, (ii) evidence the waiver of subrogation required pursuant to Paragraph 10(d), and (iii) provide that said policy shall not be reduced in amount (or otherwise materially changed) or canceled or lapse without providing to Landlord at the address specified in Paragraph 18 of this Lease at least thirty (30) days' written notice of such reduction (or other material change), cancellation, or lapse. Tenant agrees to provide to Landlord timely renewal certificates as the coverage renews. Notwithstanding anything herein to the contrary, all policies required to be effected by Tenant under this Lease shall be maintained in force throughout the Term or any Renewal Term.

          (d) Landlord and Tenant waive all rights of recovery against each other and the Additional Insureds for any loss, damages, or injury of any nature whatsoever to property for which the waiving party is required to be insured. In addition, during the Term, Landlord and Tenant shall each maintain in effect in each insurance policy required under this Lease that relates to property damage a waiver of subrogation in favor of the other party and the Additional Insureds from its then-current insurance carriers and shall upon written request of the other party (made not more frequently than two (2) times each Lease Year) furnish evidence of such currently effective waiver which shall be in customary form.

          (e) Each insurance policy required to be maintained under this Lease shall state that, with respect to the interest of Landlord and of the Additional Insureds, the insurance maintained pursuant to each such policy shall not be invalidated by any action or inaction of Tenant and shall insure Landlord and the Additional Insureds regardless of any breach or violation of any warranties, declarations, conditions, or exclusions by Tenant.

          (f) Each insurance policy required to be maintained under this Lease shall state that all provisions of each such insurance policy, except for the limits of liability, shall operate in the same manner as if a separate policy had been issued to each person or entity insured thereunder.

          (g) Each insurance policy required to be maintained under this Lease shall state that the insurance provided thereunder is primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of Landlord or the Additional Insureds.

          (h) Each insurance policy required to be maintained under this Lease shall recognize the indemnification set forth in Paragraph 11 of this Lease.

          (i) The failure of Tenant or Landlord to maintain any of the insurance required under this Lease, or to cause to be provided in any insurance policy the requirements set forth in this Paragraph 10, shall constitute a default under this Lease.

          (j) Landlord shall maintain or cause to be maintained: (i) commercial general public liability insurance in respect of the Building and the conduct and operation of its business therein, with combined base and umbrella coverage limits of not less than Ten Million and 00/100 Dollars ($10,000,000.00) for bodily injury or death and property damage in any one occurrence, including water damage and sprinkler leakage legal liability; and (ii) fire and extended coverage insurance (including, without limitation, rent insurance) in respect of the Building (including, without limitation, the Common Areas) (except for the property Tenant is required to cover with insurance under Paragraph 10(b) and similar property of other tenants and occupants in the Building) for the benefit of the Additional Insureds, as their interests may appear. The fire and extended coverage insurance with respect to the Building shall be in the amount of full replacement value. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies provided that such policies shall in all other respects comply with the requirements of this Paragraph 10(j). The cost of maintaining the insurance required of Landlord under this subparagraph (j) shall be an Operating Expense under Paragraph 3 hereof.

     11.  Indemnification.
          ---------------

          (a) Tenant shall indemnify, defend, and hold harmless Landlord, the Additional Insureds, any mortgagee, and any lessor under any underlying leases or ground leases, from and against any expense (including, without limitation, reasonable legal and collection fees), loss, liability, or damages (excluding consequential damages) suffered or incurred as a result of or in connection with
(a) any breach of Tenant of its obligations contained in this Lease, or (b) its acts or the acts of its agents, servants, invitees, contractors, or employees. This provision shall survive the expiration or sooner termination of this Lease.

          (b) Landlord shall defend, indemnify and hold harmless Tenant and any partner, principal, director, officer, agent or employee of Tenant from and against any and all claims, demands, liability, loss, damage, costs and expenses (including reasonable attorneys' fees and disbursements) arising from or in connection with any personal injury, death or property damage occurring in the common areas of the Land and Building to the extent caused by the negligence or willful misconduct of Landlord, or any contractor, agent, employee, partner, principal, director or officer of Landlord. If any claim, action or proceeding is brought against any of the persons indemnified under this section for a matter covered by this indemnity,

Landlord, upon notice from the indemnified person, shall defend such claim, action or proceeding by counsel reasonably satisfactory to Tenant and the indemnified person.

     12.  Non-Liability of Landlord.  Landlord shall not be liable for
          -------------------------
(and Tenant shall make no claim for) any property damage or personal injury that may be sustained by Tenant or by any other person as a consequence of the failure, breakage, leakage, inadequacy, defect, or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof drains, leaders, gutters, valleys, downspouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning, or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence, or improper conduct on the part of any other tenant of Landlord or on the part of Landlord's or Tenant's or any other tenant's agents, employees, guests, licensees, invitees, subtenants, assignees, or successors; or except as expressly set forth herein attributable to any interference with, interruption, or failure of any services or utilities to be furnished or supplied by Landlord. Tenant shall give Landlord prompt written notice of the occurrence of any events set forth in this Paragraph 12.

     13.  Remedies and Termination Upon Tenant Default.
          --------------------------------------------

          (a) In the event that:

               (i) Tenant shall default in the payment of any Fixed Rent, or any Additional Rent, or other charge payable monthly hereunder by Tenant to Landlord, on any date upon which the same becomes due, and such default shall continue for seven (7) days after the notice thereof by Landlord to Tenant; or

               (ii) Tenant shall default in the payment of any Additional Rent, or any other charge payable hereunder which is not due and payable hereunder on a monthly basis, on any date upon which the same becomes due, and such default shall continue for ten (10) days after Landlord shall have given to Tenant a written notice specifying such default; or

               (iii) Tenant shall use the Demised Premises for an illegal purpose and such shall continue and shall not be remedied by Tenant within five
(5) days after Landlord shall have given to Tenant a written notice specifying the same; or

               (iv) Tenant shall default in the due keeping, observing, or performing of any covenant, agreement, term, provision, or condition of this Lease on the part of Tenant to be kept, observed, or performed (other than a default of the character referred to in clauses (i) or (ii) of this Paragraph 13(a), and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same unless the nature of such failure is such that it cannot reasonably be cured within such thirty (30) day period and (a) within the aforesaid thirty (30) day period Tenant notifies Landlord that it intends to cure such failure and actually commences to cure such failure, and (b) Tenant thereafter diligently proceeds to complete such cure within a reasonable time;

          then, Landlord may, in addition to any other remedies herein contained, as may be permitted by law, without being liable for prosecution therefor, or for damages, re-enter the Demised Premises and have and again possess and enjoy the same; and as agent for Tenant or otherwise, re-let the Demised Premises and receive the rents therefor and apply the same first to the payment of such expenses, reasonable attorneys' fees and costs, as Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary and second to the payment of the rents due hereunder. In addition to any post-judgment collection fees, Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by Landlord to the extent of the difference between the rents reserved hereunder and the rents, if any, received by Landlord during the remainder of the unexpired Term hereof, after deducting the aforementioned expenses, fees, and costs; the same to be paid as such deficiencies arise and are ascertained each month. Landlord, at its option, may require Tenant to pay in a single lump sum payment, at the time of such termination or re-entry, as the case may be, a sum which represents the present value (using a discount rate of four (4%) percent per annum) of the excess of the aggregate of the Fixed Rent that would have been payable by Tenant for the period commencing with such termination or re-entry, as the case may be, and ending on the originally fixed Expiration Date of the Term, over the aggregate rental value of the Demised Premises for the same period. Nothing contained in this Lease shall be construed to impose upon Landlord the duty to mitigate damages in the event of a default by Tenant.

          (b) Upon the occurrence of any of the contingencies set forth in the preceding subparagraph (a) of this Paragraph 13, or should Tenant be adjudicated bankrupt or insolvent or placed in receivership, or should proceedings be instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement of composition, or assignment for the benefit of creditors and such proceedings, if instituted against Tenant, shall not be dismissed within sixty
(60) days after the commencement thereof, or if this Lease or the estate of Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, Landlord may, if Landlord so elects, at any time thereafter, terminate this Lease and the Term hereof, upon giving to Tenant or to any trustee, receiver, assignee, or other person in charge of or acting as custodian of the assets or property of Tenant, five (5) days' notice in writing of Landlord's intention so to do. Upon the giving of such notice, this Lease and the Term hereof shall end on the date fixed in such notice as if the same date were the Expiration Date; and Landlord shall have the right to remove all persons, goods, fixtures, and chattels therefrom by force or otherwise without liability for damages.

          (c) Tenant hereby appoints Landlord attorney-in-fact, irrevocably, to execute and deliver, on behalf of Tenant, any document reasonably needed by Landlord during any period Tenant is in default of any terms and provisions of this Lease beyond any applicable notice and cure period.

     14.  Remedies Cumulative; Non-Waiver By Landlord.  The various rights,
          -------------------------------------------
remedies, options, and elections of Landlord expressed herein are cumulative, and the failure of Landlord to enforce strict performance by Tenant of the conditions and covenants of this Lease, to exercise any election or option, or to resort or have recourse to any remedy herein conferred, or the acceptance by Landlord of any installment of rent after any breach by Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by Landlord of any such conditions and covenants, options, elections, or remedies, but the same shall continue in full force and effect.

     15.  Services; Repairs; Electric Energy
          ----------------------------------

          (a) During Business Hours, Landlord shall (i) supply heating, ventilation, and air conditioning to the Demised Premises in accordance with the HVAC specifications attached hereto as Schedule I; (ii) provide snow and ice removal for the parking area, sidewalks, and driveways in a reasonably expeditious manner; and (iii) provide refuse removal from a dumpster to be provided on site to be used for normal paper waste attendant to an office building. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of such air conditioning system. Landlord shall clean the Demised Premises in accordance with the cleaning schedule annexed hereto as Exhibit D. Except as hereafter provided, the cost of the services and utilities provided pursuant to this Paragraph 15(a) is included in Operating Expenses, as defined in Paragraph 3(a).

          (b) Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, ventilating, air conditioning, gas, steam, power, electricity, water, or other service and to stop or interrupt the use of any building or Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations, or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption.

          (c) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Paragraph 25, below, in the event that the Demised Premises or any portion thereof (provided that such portion is more than a de minimis portion which has no material adverse effect on the efficient conduct of Tenant's business from the Demised Premises) becomes untenantable (which means that a typical office tenant would be unable to conduct normal office operations in the Demised Premises) and is not in fact used by Tenant, for 5 consecutive business days (the "Eligibility Period") as a result of any failure to provide water (for bathroom, but not drinking or other, purposes), electricity, life safety (manual and automatic), HVAC or passenger elevator service to the Demised Premises as and to the extent required to be provided pursuant to the terms of this Lease and so long as the same is neither due to the actions or omissions of Tenant, its partners, employees, agents, invitees, contractors or permitted subtenants or permitted occupants, then Tenant's Fixed Rent and Additional Rent shall be abated or reduced, as the case may be, during the period that Tenant is so prevented from using, and does not use, the Demised Premises in the proportion that the Rentable Area of the portion of the Demised Premises that Tenant is prevented from using, and does not use, bears to the Total Rentable Area of the Demised Premises. In addition, if Tenant is prevented from conducting, and does not conduct, its business in any portion of the

Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then during the period which Tenant is so prevented from effectively conducting its business therein, such Rent for the entire Premises shall be abated; provided, however, that if Tenant reoccupies and conducts its business from any portion of the Premises during such period, such Rent allocable to such reoccupied portion, based on the proportion that the Rentable Area of such reoccupied portion of the Premises bears to the total Rentable Area of the Premises, shall be payable by Tenant from the date such business operations commence. Notwithstanding the foregoing, in the event that Tenant is entitled to an abatement pursuant to this section and all or a portion of the abatement period occurs prior to the rent Commencement Date, the rent Commencement Date shall be extended one day for each day of abatement to which Tenant shall be entitled.

          (d) Landlord shall furnish to Tenant, through the transmission facilities installed in the Building, electric energy at a minimum of ten (10) watts (including mechanical load) per rentable square foot to be used by Tenant, at Tenant's expense as provided for in this Paragraph 15.

          (e) Landlord has installed an electrical meter so as to measure the consumption of electricity in the Building and the common areas of the Land. During the time that Tenant is leasing all of the Rentable Area in the Building, Landlord and Tenant shall arrange with the electric utility to have all electric bills sent directly to Tenant who shall pay same directly to the utility.

          (f) In the event that Tenant shall require electric energy for use in the Building in excess of the quantity to be initially furnished pursuant to Exhibit B and if, in Landlord's reasonable judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards, and/or appurtenances are installed in the Building, Landlord, upon written request of Tenant, shall proceed with reasonable diligence to install such additional risers, conduits, feeders, switchboards, and/or appurtenances, provided the same and the use thereof shall not cause permanent damage or injury to the Building or the Demised Premises, or cause or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations or repairs, or interfere with or disrupt other tenants or occupants of the Building, and Tenant agrees to pay all costs and expenses incurred by Landlord in connection with such installation.

          (g) Landlord, at Tenant's expense, shall purchase and install all lamps (including, but not limited to, incandescent and fluorescent), starters, and ballasts used in the Demised Premises.

          (h) Tenant agrees that Tenant shall not make any material alteration or material addition to the electrical equipment and/or appliances in the Demised Premises without the prior written consent of Landlord in each instance, which Landlord shall not unreasonably withhold, condition or delay.

          (i) During the period when the second (2d) floor of the Building is being temporarily occupied by another tenant (the "other tenant"), prior to the Commencement Date hereunder for such space, the electric bill for the Building shall be paid by Landlord who shall bill Tenant for the amount thereof, reduced by (i) the cost of electricity consumed by the other tenant in its space, as established by a check meter, and (ii) thirty three percent (33%) of the electricity charges attributable to the common areas of the Land and Building, excluding the tenanted portion thereof, as reasonably estimated by Landlord. Landlord's bill for such electricity to Tenant shall be payable within thirty (30) days as Additional Rent. If Tenant disagrees with any of the above estimations by Landlord, the parties shall jointly select an electricity surveyor who shall conclusively determine the appropriate deductions from Tenant's electricity charges. The fee of the surveyor shall be shared equally by Landlord and Tenant.

          (j) If, at any other time during the Term, Tenant ceases to lease all of the Rentable Area of the Building, Landlord shall resume the payment of the electric bill for the Building And shall bill Tenant for (i) the cost of electricity consumed by Tenant in the Demised Premises and (ii) Tenant's proportionate share (as defined in Paragraph 3(h)) of the cost of electricity consumed in the common areas of the Land and Building. Tenant's electricity cost shall be reasonably estimated by Landlord on the basis of check meters and/or electric surveys. Any disputes between Landlord and Tenant with respect to such electricity charges shall be determined by an electricity surveyor, as described in subparagraph (i) above. All electricity charges shall be Additional Rent, payable within thirty (30) days after billing.

     16.  Subordination.  Landlord covenants that no mortgage or ground lease
          -------------
will exist with respect to the Land and Building superior to Tenant's rights hereunder, upon execution of this Lease. Upon Landlord's acquisition of title to the Land and Building, Landlord shall deliver to Tenant a copy of Landlord's title insurance policy, or marked-up binder, demonstrating the absence of a mortgage on the Land and Building. Provided that Landlord shall deliver to Tenant a subordination, nondisturbance and attornment agreement in form reasonably satisfactory to Tenant and Landlord's mortgagee, this Lease is subject and subordinate in all respects to any underlying leases, ground leases, licenses, or agreements, and to all mortgages which may hereafter be placed on or affect such leases, licenses, or agreements or the Land or the Demised Premises, and also to all renewals, modifications, consolidations, and extensions of such underlying leases, ground leases, licenses, agreements, and mortgages. Although no instrument or action on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, execute and deliver such further instruments confirming such subordination as may reasonably be desired by any holder of any such mortgage or by any lessor, licensor, or party to an agreement under any such underlying lease, ground lease, license, or agreement, respectively. If any underlying lease, ground lease, license, or agreement to which this Lease is subject and subordinate terminates, or if any mortgage to which this Lease is subordinate is foreclosed, Tenant shall, on timely request, attorn to the holder of the reversionary interest or to the mortgagee in possession, as the case may be. If Landlord shall notify Tenant in writing that the Demised Premises or Building is encumbered by a mortgage (which notice shall contain the name and address of the mortgagee), then notwithstanding anything in this Lease to the contrary, no notice intended for Landlord shall be deemed properly given unless a copy thereof is simultaneously sent to such mortgagee in the manner provided for in Paragraph 18.

     17.  Curing Tenant's and Landlord's Defaults.
          ---------------------------------------

          (a) If Tenant shall fail or refuse to comply with and perform any conditions and covenants of this Lease, Landlord may, if Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of Tenant, and said cost and expense shall be payable on demand, or, at the option of Landlord, shall be added to the installment of Monthly Fixed Rent due immediately thereafter but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies Landlord may have hereunder by reason of the breach of Tenant of any of the covenants and conditions in this Lease contained.

          (b) Landlord shall be in default of this Lease if it fails to perform any obligation of Landlord under this Lease and if such failure is not cured within thirty (30) days after written notice thereof is given by Tenant to Landlord and any first mortgagee(s); however, if said failure cannot reasonably be cured within thirty (30) days, Landlord shall not be in default of this Lease if Landlord commences to cure the failure within the thirty (30) day period and diligently continues to cure the default. If Landlord does not cure a default in accordance with the foregoing time periods, Tenant shall give to Landlord's first mortgagee(s), if any, an additional notice of such default (in addition to the notice required to be given pursuant to Paragraph 16) and an additional five
(5) day cure period. If such default remains uncured after the expiration of the first mortgagee's cure period, Tenant may cure the default at Landlord's expense. If Tenant pays any reasonable sum in order to cure Landlord's default, such reasonable sum shall be reimbursed by Landlord to Tenant upon thirty (30) days' written notice, which notice shall include supporting documentation. If Landlord fails to so reimburse Tenant and if the existence of the default is not being disputed by Landlord, Tenant may withhold from future Fixed Rent payments due and owing the sum owed to Tenant. If the default is being disputed by Landlord, Tenant may not offset its rent obligations until the existence of Landlord's default and Tenant's entitlement to reimbursement hereunder has been established by the judgment of a court of competent jurisdiction.

     18.  Notices.  Any notice, demand, statement, or other communication which
          -------
under the terms of this Lease or under any statute or law must or may be given shall be given by hand delivery; or by registered or certified mail, return receipt requested; or by reputable private overnight delivery service providing a receipt of delivery or refusal, delivered, or addressed to the respective parties at the following address:

To Landlord:  c/o Gale & Wentworth, LLC
              200 Campus Drive
              Suite 200
              Florham Park, New Jersey 07932
              Attn:  Kal Hazer

              AND

              c/o Gale & Wentworth, LLC
              200 Campus Drive
              Suite 200
              Florham Park, New Jersey 07932
              Attn:  Kathleen Wielkopolski

To Tenant: Prior to the Commencement Date, at its address stated in the opening recital and, after the Commencement Date, at the Demised Premises, with a copy to:

                      Brown & Wood LLP
                      One World Trade Center
                      New York, New York  10048
                      Attn:  Lee S. Saltzman, Esq.

Any such notice, demand, statement, or other communication shall be deemed to have been given or made upon delivery or the date on which delivery was refused. Legal counsel for the respective parties may provide the requisite notice(s) hereunder on behalf of their respective client.

          19. Quiet Enjoyment. Landlord covenants that Tenant, upon keeping and performing each and every covenant, agreement, term, provision, and condition herein contained on the part and on behalf of Tenant to be kept and performed, shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming by, through, or under the same, subject to the covenants, agreements, terms, provisions, and conditions of this Lease and the effects of the application of same.

          20. Security Deposit. Tenant has this day deposited with Landlord the Security Deposit for the payment of the Fixed Rent, Additional Rent, and other charges hereunder and the full and faithful performance by Tenant of the covenants and conditions on the part of Tenant to be performed. Tenant, in lieu of cash, may deliver to Landlord, as the Security Deposit, an irrevocable negotiable letter of credit (the "Letter of Credit") by and drawn on a bank or trust company reasonably approved by Landlord, in form and content acceptable to Landlord for its account in the amount of the Security Deposit. The expiration date of the Letter of Credit shall be the sixtieth (60th) day after the Expiration Date. Upon Landlord's demand, Tenant, at its expense, shall revise the Letter of Credit by changing the beneficiary thereunder to whomever Landlord or its managing agent may designate from time to time. Tenant shall deliver the revised Letter of Credit naming the new beneficiary within thirty (30) days after Landlord requests delivery of same. Failure to deliver such revised Letter of Credit within the aforementioned thirty (30) day period shall be a breach of this Lease, and Landlord shall have the right, among other remedies provided hereunder, to present the existing Letter of Credit for payment in full, draw thereon, and either to apply or retain the proceeds thereof in accordance with this Paragraph, or to assign such proceeds to any Building purchaser of Landlord. The Security Deposit shall be returned to Tenant, with interest if cash, after the expiration of the Term hereof, provided that Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in Fixed Rent, Additional Rent, and other charges. During the Term hereof, Landlord may, if Landlord so elects, have recourse to such security, to make good any default by Tenant, in which event Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to Tenant shall run with the reversion and title to the Demised Premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure, or other proceedings, or the exercise of a right of taking or entry by any mortgagee. Landlord shall assign or transfer said security, for the benefit of Tenant, to any subsequent owner or holder of the reversion or title to Demised Premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by Tenant from all liability to return such security. Subparagraph 1X of the Preamble provides for reductions in the amount of the Security Deposit in certain stages throughout the Term. These reductions shall only take place if, at the scheduled time for a reduction, Tenant is not in default under this Lease beyond any applicable notice and grace period pursuant to Paragraph 13. If Tenant fails to meet this requirement, the amount of the Security Deposit shall not be reduced, but shall remain at its existing level for an additional three (3) years, at which time the foregoing requirement shall once again apply to a reduction to the next-lower amount stipulated in the Preamble.

     21.  Inspection and Entry by Landlord.
          --------------------------------

          (a) During the Term, Tenant agrees to permit Landlord and Landlord's agents, employees, or other representatives to show the Demised Premises to any lessor under any underlying lease or ground lease or any mortgagee or any persons wishing to rent or purchase the same or the Building. In addition, Tenant agrees that, from and after the twelfth (12th) month preceding the Expiration Date, Landlord or Landlord's agents, employees, or other representatives shall have the right to show the Demised Premises to any prospective tenants.

          (b) Tenant agrees that Landlord and Landlord's agents, employees, or other representatives, shall have the right to enter into and upon the Demised Premises or any part thereof, at all reasonable hours, for the purpose of inspecting the same, or reading meters, or performing maintenance, or, subject to Article 15 hereof, making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.

     22.  Brokerage.  Tenant and Landlord warrant and represent to each other
          ---------
that neither has dealt with any broker or brokers regarding the negotiation of this Lease, other than the Designated Broker. Tenant and Landlord agree to be responsible for and to indemnify and hold the other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Broker claiming to have negotiated with the indemnifying party with respect to the Demised Premises or to have called the said Demised Premises to Tenant's attention or to have called Tenant to Landlord's attention. Landlord agrees to pay the commission or other compensation of the Designated Broker in accordance with a separate agreement between Landlord and the Designated Broker.

     23.  Parking.  Tenant shall have the right under this Lease to the
          -------
exclusive use of the parking spaces on the Land, as depicted on the parking plan attached hereto as Exhibit E. Prior to Tenant's occupancy of the second (2d) floor of the Building, the temporary occupant of such floor shall have the right to use the parking spaces so designated for such occupant on Exhibit E. Tenant shall comply with such reasonable Rules and Regulations as Landlord may promulgate from time to time with respect to said parking.

     24.  Renewal Options.
          ---------------

          (a) Tenant is hereby granted two (2) successive option(s) to renew this Lease for a Renewal Term of five (5) years each, subject to the terms of this Paragraph 24. In the event that Tenant desires to renew this Lease, it shall give notice in writing to Landlord of its intention to renew the Lease at least twelve (12) months prior to the Expiration Date and at least twelve (12) months prior to the expiration of the (first) Renewal Term, as the case may be. During each of the Renewal Terms, Tenant shall lease the Demised Premises in its "AS IS" condition and all of the terms and conditions of this Lease shall otherwise remain in effect during each of the Renewal Terms, except that the annual Fixed Rent payable during each of the Renewal Terms shall be the annual fair market renewal rental value of the Demised Premises based on a comparison of the rents and accrued escalations then being paid by tenants renewing leases for comparable space in the competitive market area of the Demised Premises, excluding from consideration rent concessions made to tenants leasing space initially, but taking into consideration the designation of the Initial Year for Operating Expense and Real Estate Tax purposes, rent concessions made to tenants renewing leases and the fact that Tenant is leasing the Demised Premises "As Is" ("Fair Market Renewal Rent"); provided, however, that in no event shall the annual Fixed Rent be less than the annual Fixed Rent payable during the year proceeding the first year of each such Renewal Term. In the event the Fixed Rent to be paid during either Renewal Term increases over the amount paid during the year preceding the first year of each such Renewal Term, Landlord may, at its sole option, require Tenant to pay, on or before the commencement of the applicable Renewal Term, a proportionate increase in the Security Deposit, if any. During any Renewal Term, the Initial Year Operating Expenses and Initial Year Real Estate Taxes shall be the calendar year in which the renewal occurs.

          (b) The Fair Market Renewal Rent of the Demised Premises for purposes of subparagraph (a) of this Paragraph 24 shall take into account the provisions of this Lease and shall be determined pursuant to the provisions of this Paragraph 24(b). Within thirty (30) days after Landlord receives notice of Tenant's intention to renew this Lease, Landlord shall notify Tenant of Landlord's determination of the Fair Market Renewal Rent. Within thirty (30) days after Tenant's receipt of Landlord's determination, Tenant shall notify Landlord whether Tenant accepts or rejects said determination. If Tenant objects to Landlord's determination and the parties are unable to resolve the dispute within fifteen (15) days after Landlord's receipt of Tenant's objection, then Tenant shall have the right, at its discretion, to either rescind its notice of intention to renew this Lease or to implement the appraisal process hereinafter described. If Tenant fails to give Landlord notice of its intention to rescind its renewal notice by the first day of the ninth (9th) month preceding the then Expiration Date (or by the first day of the ninth (9th) month preceding the expiration date of the first Renewal Term, as the case may be), Tenant shall be deemed to have waived its right to rescind pursuant to the terms of this Paragraph 24; if Tenant elects to implement the appraisal process, Landlord and Tenant each agree to be bound by the Fair Market Renewal Rent determined by said process. In the event Tenant has elected to implement the appraisal process, then each party, at their own expense, shall designate an MAI or SREA appraiser in the Morris County area who shall then determine and promptly report to both parties in writing the Fair Market Renewal Rent of the Demised Premises. If, after receiving the appraisers' reports, the parties are unable to agree on the Fair Market Renewal Rent, both parties shall jointly appoint a separate MAI or SREA appraiser who shall determine the Fair Market Renewal Rent by selecting either Landlord's appraiser's Fair Market Renewal Rent determination or Tenant's appraiser's Fair Market Renewal Rent determination according to whichever of the two valuations is closer to the actual Fair Market Renewal Rent in the opinion of such third appraiser. The costs of such third appraiser shall be shared equally by Landlord and Tenant.

          (c) Time shall be of the essence of this Lease with respect to the time periods which Tenant must provide the notices to renew or rescind its renewal as set forth in subparagraph (b) of this Paragraph 24.

          (d) It shall be a condition of the exercise of the option set forth in this Paragraph 24, that at the time of the exercise of said option, Tenant shall not be in default under this Lease beyond applicable notice and cure periods.


          (e) Tenant acknowledges and agrees that Tenant shall not have the right to exercise the renewal option(s) set forth herein if it has sublet, or has otherwise vacated, fifty (50%) percent or more of the amount of Rentable Area leased by Tenant as of the Commencement Date.


     25.  Landlord's Inability to Perform.  This Lease and the obligation of
          -------------------------------
Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof shall not be affected, curtailed, impaired, or excused because of Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation, or preemption by any governmental entity, authority, department, agency, or subdivision, or for any other reason constituting Force Majeure. Force Majeure shall mean acts of God, accidents, such as fire or other casualty, and public emergencies, such as war or other national disaster.

     26.  Condemnation.
          ------------

          (a) In the event that the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose or is transferred, under threat of condemnation, by Landlord to any party having the right of condemnation (any of such acts are referred to herein as "eminent domain"), this Lease and the Term and estate hereby granted shall forthwith cease and terminate as to the date of vesting of title ("date of taking"), and Tenant shall have no claim against Landlord for, or make any claim for the value of, any unexpired term of this Lease, and the Fixed Rent and Additional Rent shall be apportioned as of such date.

          (b) In the event that any part of the Demised Premises shall be so condemned or taken, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and Additional Rent allocable to the part so taken shall be apportioned as of the date of taking, and Tenant shall have no claim against Landlord for, or make any claim for the value of, the portion of the unexpired Term of this Lease allocable to the part so taken, provided, however, that either Landlord or Tenant may elect to cancel this Lease in the event that more than twenty-five (25%) percent of the Demised Premises should be so condemned or taken, provided such notice of election is given by Landlord to Tenant not later than sixty (60) days after the date when title shall vest in the condemning authority. Upon the giving of such notice, this Lease shall terminate on the thirtieth (30th) day following the date of such notice, and the Fixed Rent and Additional Rent shall be apportioned as of such termination date, and Tenant shall have no claim against Landlord for, or make any claim for the value of, the unexpired Term of this Lease. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the Fixed Rent and Additional Rent shall be diminished by an amount representing the part of the Fixed Rent and Additional Rent properly applicable to the portion or portions of the Demised Premises that may be so condemned and shall be reduced proportionately. If, as a result of the partial taking (and this Lease continuing in force as to the part of the Demised Premises not so taken), any part of the Demised Premises not taken is damaged, Landlord agrees with reasonable promptness to commence the work necessary to restore the damaged portion to the condition existing immediately prior to the taking and to prosecute the same with reasonable diligence to its completion. In the event Landlord and Tenant are unable to agree as to the amount by which the Fixed Rent and Additional Rent shall be diminished, the matter shall be determined by a mutually acceptable third party. Pending such determination, Tenant shall pay to Landlord the Fixed Rent and Additional Rent as fixed by Landlord, subject to adjustment upon resolution of such dispute.

          (c) Nothing herein provided shall preclude Tenant from appearing, claiming, proving, and receiving in the condemnation proceeding Tenant's moving expenses and the value of trade fixtures provided such claim shall be separate from and shall not materially adversely affect Landlord's award.

          (d) Subject to the provisions of Paragraph 26(c), the entire award for any act of eminent domain shall be paid to Landlord, and, in the event of a partial taking, if this Lease is not canceled by either party pursuant to the provisions of this Paragraph 26, Landlord, at Landlord's own expense, shall restore the unaffected part of the Demised Premises to substantially the same condition and tenantability as existed prior to the taking. Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of Fixed Rent and Additional Rent of that portion of the Demised Premises that is being restored and is not usable until the completion of the restoration or until said portion of the Demised Premises is used by Tenant, whichever occurs sooner. Said unaffected portion shall be restored within a reasonable time, provided, however, if Landlord is delayed by Force Majeure, the time for completion shall be extended for a period equivalent to the delay. If such partial taking shall occur in the last year of the Term, either party, irrespective of the area of the space remaining, may elect to cancel this Lease and the Term hereby granted, provided such party shall, within sixty (60) days after such taking, give notice to that effect, and upon the giving of such notice, the Fixed Rent and Additional Rent shall be apportioned and paid to the date of expiration of the term specified, which date shall be not more than thirty (30) days after the date of such notice, and this Lease and the Term hereby granted shall cease, expire and come to an end upon the expiration of the period specified in said notice. If either party shall so elect to end this Lease and the Term hereby granted, Landlord need not restore any part of the Demised Premises and the entire award for partial condemnation shall be paid to Landlord, and Tenant shall have no claim to any part thereof.

          (e) If the temporary use or occupancy of all or any part of the Demised Premises shall be so taken, (i) the Term shall not be reduced or affected in any way except as provided in (iv) below, (ii) Tenant shall continue to be responsible for all of its obligations hereunder and shall continue to pay all Fixed Rent and Additional Rent when due, (iii) Tenant shall be entitled to receive that portion of the award that represents reimbursement for the cost of restoration of the Demised Premises, compensation for the use and occupancy of the Demised Premises and for any taking of Tenant's property, except that, if the temporary period of taking shall extend beyond the expiration of the Term, the portion of the award representing compensation for the use and occupancy of the Demised Premises shall be apportioned between

Landlord and Tenant as of the Expiration Date, and Landlord shall receive that portion of the award which represents reimbursements for the cost of restoration of the Demised Premises, and (iv) if the date of taking shall occur during the last year of the Term and the taking shall exceed twenty-five (25%) percent of the Demised Premises, Tenant may elect to cancel this Lease by notice of election given by Tenant to Landlord not later than sixty (60) days after the date when title shall vest in the condemning authority. Upon the giving of such notice, this Lease shall terminate on the thirtieth (30th) day following the date of such notice, and the Fixed Rent and Additional Rent shall be apportioned as of such termination date, with Landlord, and not Tenant, to receive the portion of the award that represents reimbursement for the cost of restoration of the Demised Premises and the portion of the award representing compensation for the use and occupancy of the Demised Premises for the time subsequent to the cancellation date.

     27.  Assignment and Subletting.
          -------------------------

     Tenant may not mortgage, hypothecate, pledge, assign, transfer, or sublet all or a portion of the Demised Premises or this Lease, as the case may be, except as specifically permitted in this Paragraph 27.

          (a) In the event that Tenant desires to assign this Lease or sublease all or any portion of the Demised Premises, Tenant shall provide to Landlord the following information in writing: (i) the terms and conditions of such assignment or sublease, and (ii) complete and accurate banking, financial, and other credit information with respect to the proposed assignee or sublessee, which information must be sufficient to enable Landlord to judge the fiscal strength of said proposed assignee or sublessee. If Tenant intends to assign the Lease or to sublet fifty percent (50%) or more of the Demised Premises, then Landlord shall have the option, exercisable in writing to Tenant within thirty
(30) days after receiving Tenant's request for consent, to recapture the space intended to be sublet, as the case may be, so that such prospective assignee or sublessee shall then become the sole tenant of Landlord hereunder, and Tenant shall be fully released from any and all obligations hereunder with respect to the Demised Premises, in case of an assignment, or with respect to the space to have been sublet, in the case of a sublease. Any sale or other transfer, whether voluntary or involuntary, by operation of law or otherwise of a majority of the voting stock of Tenant, if Tenant is a corporation, or a majority of the partnership interests in Tenant, if Tenant is a partnership, shall be an assignment for purposes of this Paragraph 27 whether such transfer is accomplished in one (1) transaction or a series of transactions, except for transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all its assets are transferred, provided that the principal purpose of such merger is not the assignment of this Lease and that the successor has a net worth (computed in accordance with GAAP) at least equal to Tenant's net worth on the date of this Lease.

          (b) In the event that Landlord elects not to (or does not have the right to) recapture the Lease as hereinabove provided, Tenant may nevertheless assign or sublet the whole of the Demised Premises, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and subject to the consent of any mortgagee or ground lessor if required under the terms of any mortgage or ground lease, on the basis of the following terms and conditions:

               (i) Tenant shall provide to Landlord the name and address of the assignee or sublessee.

               (ii) The assignee shall assume, by written instrument, all of the obligations of this Lease and a copy of such assumption agreement shall be furnished to Landlord within ten (10) days of its execution.

               (iii) Tenant and each assignee shall be and remain liable for the observance of all of the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Rent, Additional Rent, and other charges due hereunder through the entire Term of this Lease, as the same may be renewed, extended, or otherwise modified.

               (iv) Tenant shall pay to Landlord fifty percent (50%) of any Assignment Proceeds (as defined below), in the case of and assignment of this Lease, and fifty percent (50%) of any Sublease Profit, in the event of a subletting of all or a portion of the Demised Premises; provided, however, that any consideration paid to Tenant or the owners of Tenant in connection with the sale of the assets or stock of Tenant shall not be subject to the foregoing unless a portion of such consideration is specifically allocated to the assignment of this Lease by the parties to the transaction. As used herein, "Assignment Proceeds" shall mean all consideration payable to Tenant, directly or indirectly, by any assignee, or any other amount received by Tenant from or in connection with any assignment (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's personal property) after deducting therefrom: (1) in the event of a sale (or contribution) of Tenant's personal property, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (2) the reasonable out-of-pocket costs and expenses of Tenant in making such assignment, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (3) any payments required to be made by Tenant in connection with the assignment of its interest in this Lease pursuant to Laws or any real property transfer tax of the United States or the State of New Jersey (other than any income tax), (4) the commercially reasonable cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing the Demised Premises for such assignment, as determined by Tenant's federal income tax returns, and (5) the unamortized or undepreciated cost of any Tenant's personal property leased to and used by such assignee. For purposes hereof (A) "Sublease Profit" shall mean the excess of (x) the Sublease Rent over
(y) the then Fixed Rent, (B) "Sublease Rent" shall mean any rent or other consideration paid to Tenant directly or indirectly by any subtenant or any other amount received by Tenant from or in connection with any subletting (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's personal property less the Sublease Expenses and (C) "Sublease Expenses" shall mean: (u) in the event of a sale of Tenant's personal property, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (v) the reasonable out-of-pocket costs and expenses of Tenant in making such sublease, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (w) the commercially reasonable cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing the Demised Premises for such subtenancy if not used by Tenant subsequent to the expiration of the term of the sublease, and (x) the unamortized or undepreciated cost of any Tenant's personal property leased to and used by such subtenant. In determining Sublease Rent, the costs set forth in clauses (v) and (w) shall be amortized on a straight-line basis over the term of such sublease and the costs set forth in clause (x) shall be amortized on a straight line basis over the greater of the longest useful life of such improvements, alterations or personal property (as permitted pursuant to the Internal Revenue Code of 1986, as amended) and the term of such sublease.

               (v) In any event, the acceptance by Landlord of any rent from any of the subtenants or the failure of Landlord to insist upon the strict performance of any of the terms, conditions, and covenants herein from any assignee or subtenant shall not release Tenant herein, from any and all of the obligations herein during and for the entire Term of this Lease.

               (vi) Tenant shall pay the actual reasonable legal costs incurred by Landlord to cover its handling charges for each request for consent to any assignment or sublet prior to its consideration of the same.

               (vii) Landlord shall have the right to require from Tenant or any assignee an increase in the Security Deposit prior to the effective date of any permitted assignment or sublease. Landlord shall use its reasonable discretion in determining the amount of the increase necessary to cover the potential costs related to the wear and tear to the Demised Premises and to the Building caused by the moving in and out of Tenant, the assignee, and/or the sublessee.

               (viii) In no event may Tenant enter into more than five (5) separate subleases with respect to the Demised Premises.

               (ix) Pursuant to the provisions of Paragraph 6, Tenant shall, upon expiration of the Term, at Landlord's request, remove any demising walls which have been installed by Tenant in connection with any subleases.

          (c) Any sublet or assignment to an Affiliate, as defined hereinafter, shall not be subject to the recapture provisions set forth in Paragraph 27(a) or to the provisions of Subparagraph 27(b)(iv) and shall not require Landlord's prior written consent, but all other provisions of this Paragraph 27 shall apply. As used herein, an Affiliate shall refer to an entity that is in common control with Tenant, is controlled by Tenant, or controls Tenant.

          (d) If Tenant believes that Landlord has unreasonably withheld its consent with respect to a proposed subletting or assignment as to which Landlord is required to be reasonable pursuant to paragraph (b), above, Tenant may, within twenty (20) days after receiving notice that Landlord has withheld its consent, give notice to Landlord of Tenant's intention to submit the question of whether Landlord's consent was withheld unreasonably to expedited arbitration in accordance with the expedited procedures of the American Arbitration Association ("AAA") Rules for the Real Estate Industry (the "Rules") except that: (i) the list of arbitrators referred to in paragraph (b) of Rule 57 shall be returned to the AAA within five (5) business days after submission of the list; (ii) Landlord and Tenant shall notify the AAA within four (4) business days after an arbitrator is appointed of any objections they may have thereto and shall have no right to object to an arbitrator whose name was on the list submitted by the AAA and as to whom no objection was made in connection with Rule 57; (iii) to the extent acceptable to the arbitrator, the notice of hearing in Rule 58 shall be four (4) business days in advance of the hearing; and (iv) the hearing shall be held within seven (7) business days after the appointment of the arbitrator. In the event that Tenant prevails against Landlord in an expedited arbitration brought pursuant to this
Section 10.02(c), Landlord's sole liability to Tenant for its refusal to consent to an assignment proposed by Tenant shall be to consent thereto and Tenant hereby waives and relinquishes any and all claims for damages or other compensation by reason thereof. The foregoing reference to Rules 57 and 58 pertain to the Rules as amended and effective on April 1, 1997. In the event that a subsequent amendment of the Rules becomes effective, the time frames set forth herein shall pertain, as applicable, to the substantive equivalent of those rules contained in such later version.

     28.  Environmental Laws.
          ------------------

          (a) Tenant agrees to comply with all present or future federal, state, or local laws, rules, or regulations dealing with environmental protection ("Environmental Laws"), including, but not limited to, the Industrial Site Recovery Act (N.J.S.A. 13:lK-6, et seq.) ("ISRA") having jurisdiction over the Demised Premises. Tenant agrees that such compliance shall be at Tenant's sole cost and expense. Tenant shall immediately provide Landlord, as they are issued or received by Tenant, with copies of all correspondence, reports, notices, orders, findings, declarations, and other materials that are pertinent to Tenant's compliance with Environmental Laws.

          (b) Tenant represents to Landlord that Tenant's Standard Industrial Classification (SIC) Number as used on Tenant's Federal Tax Return is as set forth in the Preamble of this Lease. Tenant shall not conduct any operations at the Demised Premises that shall cause the Building or the Demised Premises to be deemed an "industrial establishment" as currently defined in ISRA or otherwise trigger ISRA. If, due to an amendment to ISRA or otherwise Tenant's operations become subject to ISRA during the Term of the Lease, Tenant shall comply with all ISRA requirements at Tenant's sole cost and expense. Such expenses shall include, but not limited to, any applicable state agency fees, engineering fees, clean-up costs, filing fees, and suretyship expenses. In addition, in the event any other Building tenant or Landlord triggers ISRA, Tenant agrees to cooperate with Landlord and provide any information relating to Tenant and its operations at the Demised Premises that is needed by Landlord to comply with ISRA. The foregoing undertakings shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive the sale, lease, or assignment of the Demised Premises by Landlord for a period of one (1) year.

          (c) Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Demised Premises any Hazardous Substances with the exception of de minimis quantities of Hazardous Substances commonly used in the cleaning and maintenance of general business offices in quantities appropriate to such use. As used herein, "Hazardous Substance" shall be defined as any "hazardous chemical," "hazardous substance," "hazardous waste," or similar term as defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended (42 U.S.C.
(S)(S)9601, et seq.), ISRA, the New Jersey Spill Compensation and Control Act, as amended, (N.J.S.A. 58:10- 23.llb, et seq.), any rules or regulations promulgated thereunder, or in any other present or future Environmental Laws.

          (d) Tenant agrees to indemnify, defend, and hold harmless Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs, and expenses (including the reasonable fees and expenses of counsel) that may be incurred by Landlord or any such mortgagee or threatened against Landlord or such mortgagee, relating to or arising out of any breach by Tenant of this Paragraph 28, which indemnification shall survive the expiration or sooner termination of this Lease.


     29.  Parties Bound.
          -------------

          (a) The covenants, agreements, terms, provisions, and conditions of this Lease shall bind and benefit the respective successors, assigns, and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Paragraph 7(c) or of Paragraph 27 hereof shall operate to vest any rights in any successor, assignee, or legal representative of Tenant and that the provisions of this Paragraph 29 shall not be construed as modifying the conditions contained in Paragraph 13 hereof.

          (b) Tenant acknowledges and agrees that neither Landlord, nor any shareholder, officer, director, partner (general or limited), limited liability company member, tenant-in-common, venturer, trustee, trust beneficiary, grantor, trustee-grantor, or other individual or entity having an interest in Landlord shall have any personal liability for the performance of any of the terms, covenants, or conditions to be performed by Landlord under this Lease; rather, Tenant agrees to look solely to Landlord's interest and estate in the Land and the Building for the satisfaction of Tenant's remedies arising out of or related to this Lease.

          (c) The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being, of the Demised Premises (or the owner of a lease of the Demised Premises) so that in the event of, and from and after the date of, any sale or other transfer of the Land, the Building, or the Demised Premises, or of this Lease, such Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease, and it shall be deemed and construed without further agreement between the parties or their successors-in-interest, or between the parties and the purchaser at any such sale, or the said lessee of the Land, Building, or of the Demised Premises, that the purchaser or other transferee of the same has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

     30.  Miscellaneous.
          -------------

          (a) This Lease contains the entire contract between the parties. No representative, agent, or employee of Landlord has been authorized to make any representations or promises with reference to the leasing of the Demised Premises or to vary, alter, or modify the terms hereof. No additions, changes or modifications, renewals, or extensions hereof shall be binding unless reduced to writing and signed by Landlord and Tenant.

          (b) The terms, conditions, covenants, and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

          (c) The paragraph headings in this Lease are for convenience only and are not to be considered in construing the same.

          (d) If, in connection with obtaining financing for the Building, a banking, insurance, or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not in any significant manner increase the obligations of Tenant hereunder or affect the leasehold interest created or the conduct of Tenant's business operations at the Demised Premises.

          (e) This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

          (f) The parties agree that any litigation arising out of this Lease shall be venued in the Superior Court of New Jersey. Each party waives trial by jury in any action or proceeding arising out of this Lease. Furthermore, Tenant expressly waives its right to make any claims against Landlord, unless Tenant commences a legal action (if permitted under this Lease) against Landlord within eighteen (18) months from the date of expiration or other termination of this Lease; provided, however, that the foregoing limitation shall not apply to a claim by Tenant for a share of the refund of Real Estate Taxes.

          (g) Tenant shall not do or cause anything to be done whereby the Demised Premises may be encumbered by a construction lien. If any construction lien is filed against the Demised Premises, the Building, or the Land as a result of any Alterations, repairs, or any other work or act of Tenant, Tenant shall discharge or bond the same within fifteen (15) days from the date of the filing of said lien. If Tenant shall fail to discharge or bond the lien, Landlord may bond or pay lien or claim for the account of Tenant without inquiring into the validity of the lien or claim, and Tenant shall reimburse Landlord upon demand.

          (h) Tenant represents that the undersigned officer(s) have been duly authorized to enter into this Lease and that the execution and consummation of this Lease by Tenant does not and shall not violate any provision of any by-laws, certificate of incorporation, agreement, order, judgment, governmental regulation, or any other obligations to which Tenant is a party or is subject. Upon execution hereof, Tenant shall deliver a Secretary's certificate evidencing its authority to execute this Lease.

          (i) In any case where Landlord's consent, permission, or approval is requested (or required to be requested) by Tenant in connection with this Lease, Landlord shall have the right to charge Tenant all reasonable costs (architectural, engineering and legal) as Additional Rent that Landlord incurs in determining whether such consent, permission, or approval shall be granted.

     31.  Hold Over Tenancy.  If Tenant shall remain in the Demised Premises
          -----------------
after the expiration of the Term of this Lease without having executed and delivered a new lease (or amendment to this Lease) with Landlord, such holding over shall not constitute a renewal or extension of this Lease. Landlord may, at its option, (i) elect to treat Tenant as one who has not removed at the end of its Term and thereupon be entitled to all the remedies against Tenant provided by law in that situation, or (ii) construe such holding over as a month-to-month tenancy subject to all the terms and conditions of this Lease, except as to the duration thereof, in which event Tenant shall pay to Landlord one hundred fifty (150%) percent of the greater of: (x) the Fixed Monthly Rent in effect on the Expiration Date and (y) the then fair market rent of the Demised Premises; plus all other sums due hereunder, making such payment in accordance with this Lease. Tenant shall be otherwise bound by all of the terms, covenants, and conditions contained in this Lease.

     32.  Financial Statements.  Tenant agrees, within (90) days after the
          --------------------
end of Tenant's accounting year, to furnish to Landlord and to any mortgagee or ground lessor of the Building and/or Land a certified balance sheet and profit and loss statement for the last accounting year.

     33.  Satellite Dish Antenna.  Provided Landlord shall have the continued
          ----------------------
ability to lawfully allow other parties or itself the right to install, operate and maintain roof top antennas or other communications devices, Tenant shall have the non-exclusive right to install, operate, and maintain, at its sole cost and expense, one (1) or more communication devices on the roof of the Building, the height and number of which are subject to Landlord's prior reasonable approval in writing and to any applicable governmental regulation or ordinance. Said device shall not display any name, logo, or other identity. Tenant shall be solely responsible for obtaining, with Landlord's reasonable cooperation, if necessary (but at no cost to Landlord), any and all governmental approvals and permits, including, without limitation, any FCC permit, which may be required in connection with the installation and use of the device. Tenant shall be responsible for any and all damage to the Building in connection with said device and agrees to indemnify and hold Landlord harmless from all direct and indirect reasonable costs, expenses, and claims resulting therefrom. Landlord shall designate a satisfactory Building location (taking into consideration Tenant's device requirements), reasonable method of annexation (including the location of any necessary wiring), and installer for said device. Tenant agrees not to interfere with other radio transmission or reception equipment located at the Building. If Tenant should cause such interference, Tenant shall cease its operation of the communication device and, at its sole cost and expense, immediately take the necessary and appropriate action to eliminate and correct such interference before resuming operation. Such corrective action may include, but not be limited to, Landlord's relocation of the device and any related equipment, the cost of which Tenant shall pay as Additional Rent to Landlord within ten (10) days of Tenant's receipt of a bill therefor. Upon the expiration or sooner termination of this Lease, Tenant, at Landlord's option, shall remove said communication device and repair all injury done by or in connection with the installation or removal of said device. Any device installed by Tenant pursuant to the provisions of this Paragraph shall be for the sole use of Tenant itself, and Tenant may not assign, sublet or license the communication device or the use thereof to any third party.

          IN WITNESS WHEREOF Landlord and Tenant have caused this Lease to be executed as of the date first above written.

WITNESS:                      MSGW MADISON, L.L.C.
                              By:  MSGW REAL ESTATE FUND II, LLC
                              Sole Member


                              By: /s/ Eugene Diaz
---------------------             ------------------------------
                              Name: Eugene Diaz
                                    ----------------------------
                              Title: Vice President
                                     ---------------------------

                              DATED:  February 9, 2000



ATTEST:                       LOGICAL DESIGN SOLUTIONS, INC.

                              By: /s/ E. Bruce Lovenberg
                                  ------------------------------
                              Name: E. Bruce Lovenberg
                                    ----------------------------
                              Title: Chief Financial Officer
                                     ---------------------------

                              DATED:  February 9, 2000

                                   EXHIBIT A
                                   ---------

                                   FLOOR PLAN
                                      A-1

                                   EXHIBIT B
                                   ---------

                              Work Letter to Lease

                                     Between

                              MSGW MADISON, L.L.C.

                                       and

                         LOGICAL DESIGN SOLUTIONS, INC.

Subject to and in consideration of the provisions of the lease between Landlord and Tenant (the "Lease") to which this Exhibit B is attached, Tenant shall design and Landlord's construction manager, Gale & Wentworth Construction Services, LLC ("Construction Manager") shall construct certain improvements in the Demised Premises as set forth in this Exhibit.

The provisions of this Exhibit shall have the same force and effect as if this Exhibit were a numbered Paragraph of the Lease. In addition, the capitalized terms herein shall have the same meanings as ascribed thereto in the Lease, unless otherwise expressly provided herein to the contrary. The provisions of this Work Letter are intended to supplement the Lease and are specifically subject to the provisions thereof. In the event of any conflict between the provisions of the Lease and the provisions of this Work Letter, the provisions of the Lease shall control.

1.  Plans and Schedules:
    ----------------------


1.1 Tenant has provided to Landlord at Tenant's expense design development plans for the Demised Premises (the "Preliminary Plans"). Landlord has approved the Preliminary Plans. Subject to the provisions of this Lease, Landlord and Tenant have agreed to the following schedule for the completion of the Tenant Improvements, as hereinafter defined:

* At Tenant's expense, Tenant shall provide to Landlord       February 28, 2000 - 3d and 4th Floors
  the Final Plans, as hereafter defined, which describe       March 15, 2000 - 2d Floor
  improvements to prepare the Demised Premises for Tenant's
  occupancy (the "Tenant Improvements"), by the following
  dates:

* Final subcontractor bidding shall be completed during       February 29 to March 20, 2000
  the following period:

* Based on the scope selected by Tenant, Construction         March 21 to 27, 2000
  Manager and Tenant shall agree upon a budget during the
  following period:


* Construction Manager shall Substantially Complete the       March 28 to June 13, 2000
  Tenant Improvements and shall obtain a temporary
  Certificate of Occupancy for the 3d and 4th Floors during
  the following period:

* Tenant occupancy and rent commencement shall occur for      June 14, 2000
  the 3d and 4th Floors by the following date:

* Construction Manager shall Substantially Complete the       January 15, 2001
  Tenant Improvements and shall obtain a temporary
  Certificate of Occupancy, and Tenant occupancy and rent
  commencement shall occur for the 2d Floor by the
  following date:

Tenant and Construction Manager shall reasonably cooperate to integrate the bidding and budgeting for the Tenant Improvements for the entire Demised Premises into one project, despite the fact that the 2d Floor will be improved at a later date.

1.2 As used herein, the "Final Plans" shall be defined as those drawings, plans, and specifications submitted to and approved by Landlord, which shall include any necessary working drawings, details, schedules, and specifications for all architectural, electrical mechanical systems and plumbing work within the Demised Premises in a form sufficient to enable Construction Manager to obtain all construction permits and to perform the Tenant Improvements without the need for additional details or information. Within ten (10) Business Days after Landlord's receipt of Tenant's proposed Final Plans, Landlord shall provide Tenant notice of its approval or disapproval of the same. The scope of Landlord's review during said time period shall be to determine whether the proposed Final Plans conform to the Preliminary Plans and meet the requirements of governmental authorities. In the event Landlord disapproves of the proposed Final Plans, such notice shall contain Landlord's reasons for such disapproval and the requested modifications and/or eliminations. Tenant shall have three (3) Business Days after receipt of Landlord's notice of disapproval to modify or eliminate those items that Landlord has disapproved and to resubmit such proposed Final Plans for review. Upon receipt of such resubmitted plans, Landlord shall have five (5) Business Days to provide Tenant notice of its approval or disapproval of the same. In the event Landlord disapproves of such resubmitted plans, such notice shall again contain Landlord's reasons for such disapproval and the requested modifications and/or eliminations. Tenant acknowledges that subject to the provisions of Paragraph 7 hereof, any days from the date of such disapproval until the date Construction Manager approves of any further proposed Final Plans as the Final Plans shall constitute Tenant Delays. Landlord agrees that any approvals required of it under this Work Letter shall not be unreasonably withheld or delayed.

1.3 Construction Manager and Tenant shall work together to identify the firms to be asked to bid. Construction Manager shall solicit a minimum of three (3) bids for each trade estimated by Construction Manager to cost in excess of Twenty-five Thousand and 00/100 Dollars ($25,000.00). All bids and subcontracts must be at a fixed price. Upon a review of all bids, Construction Manager shall forward to Tenant a summary of said bids, together with Construction Manager's recommendation regarding the award of each subcontract. Each such subcontract shall be subject to Tenant's prior written approval. Construction Manager will award all subcontracts to the lowest qualified bidder recommended by Construction Manager and approved by Tenant. Construction Manager shall monitor and complete construction of all Tenant Improvements as per the Final Plans.

1.4 In the event that any component of the schedule set forth above is delayed due to Tenant's failure to provide plans and specifications on the date or within the time period set forth above, or Tenant's failure to provide its approval, consent or input on the date or within the time period set forth above, such delay shall constitute a Tenant Delay, as more particularly defined hereinafter.

1.5 As used herein, the term "Tenant Improvement Work" shall mean and refer to the Tenant Improvements being performed to the Demised Premises pursuant to the Final Plans. The term "Tenant Work" shall mean and refer to all work that Tenant may perform through its own contractors with respect to all work desired by Tenant that is not included in the Tenant Improvement Work. Tenant Work shall be shown on the Final Plans. The term "Base Building Work" shall be as defined and more particularly described in Schedule I attached to this Exhibit.

1.6 Notwithstanding anything herein to the contrary, Tenant acknowledges that the eleven (11) week construction period projected in Section 1.1 above is based upon the TI Cost being no greater than Sixty Dollars ($60.00) per square foot of Rentable Area ("Threshold Rate"), being Three Million One Hundred Twenty Thousand Dollars ($3,120,000) ("Threshold Amount"). Therefore, if (i) Construction Manager's reasonable estimate for the TI Cost per square foot of Rentable Area is (or shall be) in excess of the Threshold Rate and (ii) Construction Manager reasonably believes that Construction Manager shall be unable to Substantially Complete the Tenant Improvements during said time period due to the same, Tenant acknowledges that a Tenant Delay shall then exist, the extent of which shall be determined in accordance with
        Section 7.2 hereof

2.      Construction Manager's Responsibilities

2.1     Construction Cost

        The "Construction Cost" as defined herein shall be the actual verifiable cost (as evidenced by paid invoices, copies of cancelled checks tendered in payment thereof, final lien waivers and/or such evidence as shall be reasonably requested by Tenant), including out-of-pocket soft costs, to Landlord of the construction of the Demised Premises in accordance with the Final Plans ("Cost of Work"), plus five (5%) percent of the first $1,500,000 of Cost of Work, and four (4%) percent on the remaining Cost of Work, as profit to the Construction Manager, and seven (7%) percent of such Cost of Work as a payment to the Construction Manager to compensate the Construction

        Manager for its overhead costs. The Cost of Work shall include all construction related costs, such as subcontractor trade cost, materials, labor for cleanup, permits, temporary protection, dumpsters, blueprint reproduction, overnight deliveries, and other directly related project costs of the Construction Manager.

2.2     Project Control

2.2.1 Work Supervision -- Construction Manager shall monitor the work of the subcontractors and coordinate the same with the activities and responsibilities of Landlord, Tenant, and the designers to complete the Tenant Improvement Work, and allow Tenant to complete the Tenant Work, in accordance with Tenant's objectives of cost, time, and quality. A superintendent will be maintained at the site on a full-time basis by Construction Manager to coordinate and direct the Tenant Improvement Work and the progress of the trade contractors.

2.2.2 Work Procedures -- Construction Manager shall establish reasonable procedures for coordination among Tenant, Tenant's designers and the subcontractors with respect to all aspects of the Tenant Improvement Work and the Tenant Work, and implement such procedures. Said procedures shall be subject to Tenant's approval which approval shall not be unreasonably withheld, conditioned or delayed.

2.2.3 Scheduling -- Construction Manager shall regularly schedule and conduct progress meetings, or upon Tenant's reasonable request, at which trade contractors, Tenant, Tenant's designers and Construction Manager can discuss jointly such matters as procedures, progress, problems and scheduling.

2.2.4 Monitoring Construction Progress -- Construction Manager shall provide regular monitoring of the schedule as construction progresses and identify potential variances between scheduled and probable completion dates.

2.2.5 Supervision of Trade Contracts -- Construction Manager shall determine the adequacy of the trade contractors' personnel and equipment and the availability of materials and supplies to meet the schedule and implement courses of action when the requirements of a trade contractor are not being met.

2.2.6 Permits and Fees -- Construction Manager shall file applications for and obtain all building permits, inspections and other governmental approvals for the Tenant Improvement Work. The fees therefor shall be included as a component of the Cost of Work.

2.2.7 Safety Programs -- Construction Manager shall review the safety programs of each of the trade contractors and make appropriate recommendations.

2.2.8 Shop Drawings and Samples -- In collaboration with Tenant's architect, Construction Manager shall establish and implement reasonable procedures for expediting the processing and approval of shop drawings and samples.

3.      Substantial Completion

3.1 Construction Manager shall determine Substantial Completion and provide seven (7) Business Days' prior written notice to Tenant and Tenant's architect that the Tenant Improvement Work is ready for final inspection. Construction Manager will secure and transmit to Tenant any guaranties and warranties. Construction Manager will then turn over to Tenant for its use all manuals, record drawings and maintenance information pertaining to the Tenant Improvements. As used herein, the term "Substantial Completion" or "Substantially Complete(d)" shall mean the date when the Tenant Improvements shall have been completed in good and workmanlike manner in accordance with the Final Plans (as modified by any Change Orders, as defined hereinafter) except for Punch List Items, as defined hereinafter. As used herein, the term "Punch List Items" shall mean details of construction, decoration, and mechanical adjustment which, in the aggregate, are minor in character and do not substantially interfere with the tenantability of the Demised Premises.

4.      Allowances

4.1 Landlord shall contribute the amount of Thirty One Dollars ($31.00) per square foot of Rentable Area of the Demised Premises (the "TI Allowance") towards the TI Cost. The TI Allowance shall also include an additional $25,000 for use in renovating the elevator cabs, which renovation shall be part of the Tenant Improvements. In the event that any portion of the TI Allowance is remaining after the completion of the Tenant Improvements, Tenant may use same to pay the cost of Tenant Work. Tenant acknowledges that Tenant shall not have any right to any other credit with respect to said portion.

4.2 In the event that the TI Cost exceeds the TI Allowance, the excess amount shall constitute Additional Rent under the Lease and shall be paid by Tenant to Landlord within twenty (20) days of receipt of an invoice verifying the amount of the Tenant's Improvements completed through the end of the prior month. Each invoice will include a ten (10%) percent retainage to be withheld on all subcontractor costs until Substantial Completion. There will be no retainage held on any general condition items and fees.

5.      Base Building Work

5.1 The Base Building Work, which is as defined in the Schedule I attached to this Exhibit, will be furnished and installed by Construction Manager at Landlord's expense and shall not be a component of the TI Cost. Landlord agrees that Landlord shall complete those items of Base Building Work which are necessary prerequisites to the performance of Tenant Work and Tenant Improvement Work, as shown on the Final Plans, in sufficient time to permit Tenant to complete the Tenant Work and Landlord to complete the Tenant Improvement Work prior to the applicable Commencement Date.

6.      Change Orders

6.1 In the event that Tenant desires a Change Order, Tenant shall submit to Construction Manager Construction Documents or other appropriate documentation setting forth the proposed change and instructing Construction Manager in writing whether to cease work or cease any segment of work while the Change Order is being reviewed as such review is more particularly described below (in which case the delay shall be a Tenant Delay) or whether Construction Manager should continue constructing the Tenant Improvements in accordance with the Final Plans notwithstanding the Change Order. In the event that no such written instructions are given, Construction Manager shall continue constructing the Tenant Improvements in accordance with the Final Plans without regard to the Change Order. Within three (3) Business Days after receipt of any request for a Change Order from Tenant Construction Manager shall (a) review such request to determine whether the proposed Change Order would be consistent with the style, type, and quality of construction of the Building and (b) approve or reject the proposed Change Order based upon such review for consistency. If Construction Manager has stopped work, or some segment thereof at Tenant's request. Construction Manager shall not resume work, or some segment thereof, until it receives written instructions from Tenant authorizing the recommencement of such work. Upon the granting of any approval Construction Manager shall notify Tenant of the amount, if any, of additional TI Cost arising from the request for the Change Order and of Construction Manager's estimate of the delay in Substantial Completion that will be caused by such proposed Change Order, if any. In the event of a rejection by Construction Manager of the Change Order, or any part thereof, Tenant may make changes to the proposed Change Order and resubmit the same to Construction Manager pursuant hereto. Upon receiving Construction Manager's approval to a Change Order and the cost for the Change Order, Tenant shall, as soon thereafter as practicable, but in no event in excess of three (3) Business Days, and understanding that any failure to respond during said period may cause delays in Substantial Completion substantially greater than the estimate given by Construction Manager, authorize the performance of the Change Order work that Tenant desires by approving in writing the commencement of the Change Order work and the cost thereof and by submitting to Construction Manager any necessary revisions to the Final Plans in a form sufficient for Construction Manager to obtain all necessary permits and approvals to construct the Tenant Improvements and to perform the Tenant Improvements without the need for additional details or information in accordance with such revised Final Plans. Upon the submission of such revised Final Plans, such revised Final Plans shall become the Final Plans hereunder. Any delay in Substantial Completion caused by the Change Order, whether greater or less than Construction Manager's estimate, shall be a Tenant Delay.

7.      Tenant Delay

7.1 If (a) a delay shall occur in the Substantial Completion of the Tenant Improvements in accordance with the Final Plans (or any revised Final Plans) by Construction Manager as the result of (i) any written direction by Tenant that Construction Manager delay proceeding with the Tenant Improvement Work or any segment of the Tenant Improvement Work,
        (ii) any Change Order authorized by Tenant in writing, (iii) any interference in Construction Manager's performance of the Tenant Improvement Work caused by Tenant or Tenant's agents, representatives, or contractors performing the Tenant Work, (iv) any failure by Tenant to comply with the requirements of Section 1 of this Exhibit, (v) any delay caused by the per square foot cost of the TI Cost exceeding (or estimated by Construction Manager to exceed) the Threshold Rate, as more particularly described above, or (vi) any other act or omission of Tenant, its agents, employees, or contractors (any of such events being a "Tenant Delay"), then (b) the Commencement Date shall (even though no Certificate of Occupancy (temporary or permanent) has been issued or the Tenant Improvements have not been Substantially Completed) be accelerated by a time period equal to the number of days that shall be counted as Tenant Delays, but in no event to dates earlier than those stated in Paragraph 4(b) of the Lease. Tenant Delay shall not include, or shall be reduced by, any delay caused by Landlord and/or Construction Manager, and/or any person acting by, through or under them, respectively, in performing their obligations hereunder.

7.2 The extent of any Tenant Delay shall be determined in the following manner: Landlord shall notify Tenant in writing of the estimated length of the Tenant Delay involved as soon as practicable after the information necessary to estimate such Tenant Delay is available (which notice shall include the basis for the Landlord's estimate) and, as Landlord obtains the information to calculate the actual Tenant Delay, Landlord shall so notify Tenant providing it with the basis used in calculating such Tenant Delay. In the event of a dispute concerning the length of any Tenant Delay, the parties agree that such dispute shall be resolved in accordance with the Expedited Procedures set forth by the American Arbitration Association for expedited arbitration. Notwithstanding the foregoing, Tenant shall pay all sums required to be paid hereunder to Landlord, subject to a refund of the appropriate sums upon the resolution of such dispute.

8.      Observation by Tenant and Tenant Work Period

8.1 Landlord shall afford Tenant and its representatives access to the Premises at reasonable times prior to the Commencement Date, at Tenant's sole risk and expense, for the purpose of observing the performance of the Tenant Improvement Work and of evaluating the workmanship. The scheduling and coordination of Tenant's access hereunder shall be subject to the reasonable control and regulation of Landlord to minimize interference with the construction of the Tenant Improvement Work. Access for such purpose shall not be deemed to constitute possession or occupancy accelerating the Commencement Date. Landlord shall not be liable in any way for any injury, loss, or damage to person or property which may occur as a result of Tenant's observations herein. Tenant agrees to indemnify, defend, and hold harmless Landlord from any and all costs, expenses, claims, causes of action, damages, and liabilities of any type or nature whatsoever (including, but not limited to, reasonable attorneys' fees and costs of litigation) arising out of or relating to
        (i) such entry and/or observations or (ii) the performance of the Tenant Work described hereinafter by Tenant, its contractors, consultants, or other invitees.

8.2 Tenant and its agents may, subject to the terms of this Paragraph 8.2, enter the Demised Premises during the Tenant Work Period, as hereinafter defined, in order that Tenant, at its sole cost, may have the Tenant Work performed at the same time that Construction Manager is working in the Demised Premises. Construction Manager shall have the right to inspect all such Tenant Work. Tenant's workers and mechanics shall be reasonably acceptable to Construction Manager and shall be properly licensed and responsible. During the Tenant Work Period, Tenant shall use all reasonable efforts to work harmoniously with Landlord (these efforts shall include utilizing union labor forces for all work within the Building) and to coordinate the performance of the Tenant Work in order to avoid interfering with or delaying the Tenant Improvement Work. Landlord shall not be liable in any way for any injury, loss, or damage that may occur to any Tenant Work made prior to the Commencement Date (or such later date that Landlord delivers possession of the Demised Premises to Tenant due to Tenant Delay), which Tenant Work is being made solely at Tenant's risk. If Tenant desires security for the Tenant Work Tenant shall be responsible for providing its own security during such construction at Tenant's sole cost and expense. Landlord and Construction Manager shall cooperate with Tenant's contractors to ensure reasonably adequate power and utilities during the Tenant Work Period. Landlord shall notify Tenant when it has completed demolition of the particular floors of the Demised Premises. The period commencing on the date Landlord so notifies Tenant and ending on the Commencement Date (or such later date that Landlord delivers possession of the Demised Premises to Tenant due to Tenant Delay) shall be the Tenant Work Period. No early entry under this Paragraph 8.2 shall change the Commencement Date or the Expiration Date of the Lease, except as expressly provided for herein.

9.      Certificate of Occupancy

9.1 Promptly upon Substantial Completion of the Tenant Improvement Work and Tenant Work, Construction Manager shall obtain a temporary or permanent certificate of occupancy or other such certificate permitting the lawful occupancy of the Demised Premises from the appropriate governmental authority (the "Certificate of Occupancy"). If a temporary Certificate of Occupancy is obtained, Construction Manager shall proceed diligently to satisfy all conditions thereof so as to obtain a permanent Certificate of Occupancy prior to the expiration of the temporary Certificate of Occupancy.

10.     Notices

10.1 All notices required or permitted to be given pursuant to this Work Letter shall be in writing and shall be deemed validly given if sent in accordance with Paragraph 18 of the Lease, except that all notices to Construction Manager shall be addressed as follows:

       Gale & Wentworth Construction Services, LLC
       200 Campus Drive, Suite 200
       Florham Park, New Jersey 07932
       Attention: Thomas J. Walsh

     with a copy to:

       Pitney, Hardin, Kipp & Szuch
       P.O. Box 1945
       Morristown, New Jersey 07962
       Attention: Lawrence F. Reilly, Esq.

                                   SCHEDULE I

                               Base Building Work

                                 131 Madison Ave

The work to be completed by the Landlord to establish the base building conditions ("Base Building") shall be defined below in this Schedule I and shall be completed by the Landlord with no cost to the Tenant.

     A. Repairs to the concrete parking deck, including repair of spawled areas of concrete, replace rusted portions of steel rebars, coat the entire deck with waterproof membrane material and power wash the inside walls of the deck.

     B. Re-Stripping of parking areas C. Re-Lamp existing or add Parking Lot Lighting to meet code. D. In addition to the TI Allowance, Landlord will give to Tenant an $18,000 allowance towards the cost of renovation of the bathrooms. E. Repair Elevators to assure good working order. F. Complete Demolition of Tenant space, including sheetrock, ceiling, lights, carpet, etc.

     G. The Building Common Areas will be fully sprinklered as required in accordance with all applicable codes and other Laws. Landlord will supply the main loop system for the fire sprinklers as required in accordance with all applicable codes and other Laws. All installation of sprinkler branch piping and concealed heads within the Demised Premises is to be included as part of the Tenant Improvement Work under the Work Letter; provided, however, that, if the Construction Cost for same shall exceed $36,400, Landlord shall be responsible for such excess.

     H. The existing fire alarm system for the Building shall be put into good working order by Landlord in accordance with all current applicable building codes and other Laws. Fire alarm devices outside of the Common Areas and within the Demised Premises will be installed as part of the Tenant Improvement Work.

     I. The roof shall be rendered water tight and free of leaks as of the Commencement Date.

     J. The central HVAC system for the Building and the existing ducts and VAV boxes shall be put in good working order. Any modifications and additions to existing ducts and VAV boxes shall be part of the Tenant Improvement Work.

                                    EXHIBIT C
                                    ---------

                             RULES AND REGULATIONS

1. Except as permitted by the terms of this Lease, no sign, placard, picture, advertisement, name, or notice shall be installed or displayed on any part of the exterior or interior Common Areas of the Building without the prior written consent of Landlord. All approved signs or lettering on doors and walls shall be printed, painted, affixed, or inscribed at the expense of Tenant by a person reasonably approved by Landlord.

2. No awning shall be permitted on any part of the Demised Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Demised Premises.

3. Landlord shall retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitees of any tenant shall go upon the roof of the Building.

4. All cleaning and janitorial services for the Building and for the Demised Premises shall be provided exclusively through Landlord and, except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Demised Premises.

5. Landlord will furnish Tenant, free of charge, a reasonable number of access cards to the Building and the Demised Premises. Landlord may charge a reasonable amount for any additional cards requested by Tenant. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Demised Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord any cards that have been furnished to Tenant, and in the event of loss of any cards so furnished, shall pay Landlord therefor.

6. If Tenant requires telegraphic, telephonic, burglar alarm, or similar services, it shall first obtain, and comply with, Landlord's reasonable instructions in their installation.

7. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise, or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

8. Tenant shall not place a load down upon any floor of the Demised Premises that exceeds the load per square foot which such floor was designed to carry and that is allowed by law. Landlord shall have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Any object belonging to Tenant that causes noise or vibration that may be transmitted to the structure of the Building or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord shall not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9. Tenant shall not use or keep in the Demised Premises any kerosene, gasoline, or inflammable or combustible fluid, or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Demised Premises any foul or noxious gas or substance, or permit or allow the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, nor shall Tenant bring into or keep in or about the Demised Premises any birds or animals.

10. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

11. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy- saving rules, laws, or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use.

12. Landlord reserves the right to exclude from the Building, between the hours of 6 p.m. and 8 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person, unless that person is known to the person or employee in charge of the Building or has a pass and is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error in regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob riot, public excitement, or other commotion by closing the doors or by other appropriate action.

13. Tenant shall not obtain for use on the Demised Premises ice, drinking water, food, beverage, towel or other similar services, or accept barbering or bootblacking services upon the Demised Premises, except at such hours and under such regulations as may be reasonably fixed by Landlord.

14. The toilet rooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown into same. The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

15. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in or on the Demised Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building.

16. Subject to the provisions of Paragraph 33 of the Lease, Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

17. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Demised Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Demised Premises in any manner except as reasonably approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

18. Tenant shall not install, maintain, or operate upon the Demised Premises any vending machine without the written consent of Landlord, not to be unreasonably withheld.

19. Canvassing, soliciting, and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

20. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's reasonable judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

21. Tenant shall store all of its trash and garbage within the Demised Premises. Tenant shall not place in any trash box or receptacle any material that cannot be disposed of in the ordinary and customary manner of trash and garbage disposal or that does not originate from materials utilized by Tenant at the Demised Premises. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

22. The Demised Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Demised Premises be used for any improper, immoral, or objectionable purpose. No cooking shall be done or permitted by any tenant on the Demised Premises, except that use by Tenant of Underwriters' Laboratory- approved equipment for brewing coffee, tea, hot chocolate, and similar beverages and for heating pre-prepared foods (such as a microwave oven) shall be permitted, provided that such equipment and use is in accordance with all applicable federal state, county, and city laws, codes, ordinances, rules, and regulations.

23. Tenant shall not use in any space or in the public halls of the Building any hand trucks, except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may reasonably approve. Tenant shall not bring any other vehicles of any kind into the Building.

24. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address.

25. Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or any governmental agency. 26. **[Tenant assumes any and all responsibility for protecting the Demised Premises from theft, robbery, and pilferage]**. 27. The requirements of Tenant will be attended to only upon written application to the office of the Building Manager by an authorized individual.

28. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight. Landlord reserves the right, but shall not be obligated to, require that (i) Tenant's and Tenant's employees' or visitors' vehicles be stickered with an identification sticker and (ii) vehicles parked in violation of the Lease (including the rules and regulations) be towed at Tenant's expense without any liability of Landlord with respect to the same. Furthermore, Tenant consents to the municipal enforcement of Title 39 of the New Jersey Statutes regarding handicapped parking spaces.

29. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

30. These Rules and Regulations are in addition to and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of any lease of premises in the Building. In the event of conflict between the provisions contained in this Lease and these Rules and Regulations, the provisions of this Lease shall prevail.

31. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and the Complex and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

32. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees, and guests.

                                   EXHIBIT D
                                   ---------


                               CLEANING SERVICES

1.  General Cleaning:
    ----------------
       Nightly
       -------

     a. Empty and clean all waste receptacles, removing waste to a designated central location for disposal. Landlord is to provide for disposal of waste.

     b.   Empty and clean all ash trays and receptacles.

     c. Remove all fingerprints, smudges, and other marks from metal partitions, doors, and other surfaces.

     d. With respect to a kitchen area (if applicable), rinse out coffee pots, turn off burners to coffee pots, spot clean walls for coffee spillage, clean sink, and clean tables and chairs in such area.

    Weekly
    ------

     e. Hand dust and clean all office furniture that has been cleared of papers, boxes, and/or personal items, ledges, chair rails, baseboards, and window sills.

2.  Floors
    ------
          Group A - Granite, ceramic tile, marble, terrazzo

          Group B - Linotile, asphalt, koroseal, plastic vinyl, wood, rubber, or other composition floors and base.

   Nightly
   -------

     a.   All floors in Group A to be swept, wet mopped and rinsed.

     b.   All floors in Group B to be dry mopped.

   Weekly
   ------

     c.   All floors in Group B to be damp mopped.

   Every six (6) months
   --------------------

     d.   All floors to be scrubbed and buffed.

3.  Vacuuming
    ---------

       Nightly
       -------

          a.   Vacuum or carpet sweep all rugs and carpeted areas.

       Monthly
       -------

          b. Brush or dust by hand carpet edges inaccessible to high pressure vacuum attachments.

4.  High Dusting
    ------------

       Every six (6) months
       --------------------

          a.   Dust all clothes closet shelving, pictures, charts, graphs, etc.

          b. Dust clean all vertical surfaces such as walls, partitions, door bucks, and other surfaces.

          c.   Dust all venetian blinds.

       Special service
       ---------------

          Records and General Storage Area
          --------------------------------

               Floors are to be broom cleaned weekly. Files and exposed open shelves dusted once every three (3) months.

5.  Other Services
    --------------

          a. Landlord shall supply all soap, towels, and toilet tissue in both men's and women's rooms and sanitary napkins in coin dispensers in the women's rooms.

          b. Landlord shall supply all coin operated dispensers and shall be responsible for the servicing of same and for the collection of money from the machine.

          c. During the Term of this Lease the dispenser price for sanitary napkins shall not exceed a price equal to 150% of the wholesale price paid by Landlord.

6.  Carpeting
    ---------
          In addition to the aforementioned nightly and weekly vacuuming, Landlord shall do the following:

       Weekly
       ------

          All carpeting is to be spot cleaned, removing all stains, smudges, and unsightly appearances.

7.  Glass
    -----

       Monthly
       -------

          a.   Clean all partitions and furniture glass.

       Annually
       --------

          b.   Clean all perimeter windows, both inside and out.

8.  Kitchen Areas
    -------------

       Nightly
       -------

          a.   Clean all tables, chairs, counters, and sinks.

          b.   Spot cleaning of walls.

          c.   Cleaning of coffee pots.

9.  General
    -------

          a. All lights are to be extinguished and the doors as specified by Tenant are to be locked after cleaning is completed.

          b. All personnel are to be uniformed and clean in appearance during business hours.

          c. Cleaning of all private bathrooms shall be subject to additional charges shall be determined on a case-by-case basis.

                                   EXHIBIT E
                                   ---------

                                  PARKING PLAN

                          LEASE TERMINATION AGREEMENT

          THIS LEASE TERMINATION AGREEMENT (the "Agreement") is made as of the
__   day of February, 2000 between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, through its agent, CORNERSTONE REAL ESTATE ADVISORS, INC. ("Landlord"), having an office c/o Gale & Wentworth LLC, 200 Campus Drive, Florham Park, New Jersey 07932 and LOGICAL DESIGN SOLUTIONS, INC., a New Jersey corporation ("Tenant"), having an address of 465 South Street, Morristown, New Jersey 07960.

                            INTRODUCTORY STATEMENTS:

          A. By Agreement of Lease dated February 8, 1996, as amended by First Amendment to Lease dated February 20, 1997 (collectively, the "Lease"), Tenant leased from Landlord's predecessors in interest certain premises at 465 South Street, Morris Township, New Jersey (the "Premises").

          B. Tenant is about to sign a new lease for certain premises at 131 Madison Avenue, Morristown, New Jersey. As a result, Tenant desires to terminate the Lease and vacate the Premises.

          C. Landlord is willing to allow Tenant to terminate the Lease, and conditions described herein.
          NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

          1. All terms not defined herein shall have the meanings given to them in the Lease.

          2. Provided that Tenant makes to Landlord the payment described below, the Lease shall terminate on the date (the "Termination Date") on which Tenant vacates the Premises and leaves the Premises in the condition in which they were required to be left on the Expiration Date pursuant to the terms of the Lease. Until such termination, Tenant shall continue to be responsible to make the payments of Fixed Rent and Additional Rent required under the Lease.

          3. In consideration of the early termination of the Lease, Tenant shall pay to Landlord on or before the Termination Date the sum of $92,900, representing Fixed Rent under the Lease for a period of three months.

          4. Upon termination of the Lease, the parties shall execute a letter agreement confirming the Termination Date. The rights and obligations of the parties shall continue to be in accordance with the terms of the Lease, as if the Termination Date were the Expiration Date under the Lease.

          5. This Agreement shall be null and void if the Termination occurred by October 30, 2000.

          6. This Agreement may not be modified orally or by a course of conduct, but only by a written document signed by both parties. This Agreement shall be construed under the law of the State of New Jersey. This Agreement shall bind and inure to the benefit of each of the parties hereto and their respective successors and assigns. This Agreement may be executed in counterparts which, when put together, shall constitute one document.

          7. Except and as amended hereby, the Lease remains in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Lease Termination Agreement as of the day and year first above written.
                                    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

WITNESS:                               By: CORNERSTONE REALTY ADVISORS, INC.,
                                       authorized agent

___________________________            By:  /s/  Paul C. Bacon
                                           --------------------
                                       Name: Paul C. Bacon
                                            ---------------
                                       Title: Vice President
                                             ----------------

                                       DATED: March 6, 2000



WITNESS:                               LOGICAL DESIGN SOLUTIONS, INC.

Shirley Batista                         By:  /s/  E. Bruce Lovenberg
-----------------                          -------------------------
                                           Name:  E. Bruce Lovenberg
                                                  --------------------
                                           Title: Chief Financial Officer
                                                  -------------------------


                                       DATED: February __, 20000

                                       3